UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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QUICKSILVER RESOURCES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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QUICKSILVER RESOURCES INC.
777 West Rosedale Street
Fort Worth, Texas 76104
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

When is the annual meeting?	• 9:00 a.m. Central Daylight Time, May 21, 2008.

Where is the annual meeting held?	• Fort Worth Petroleum Club
777 Main Street, No. 3900
Fort Worth, Texas 76102

What are the items of business?	• Elect three directors, Thomas F. Darden, W. Byron Dunn and Mark J. Warner.

•     Approve Quicksilver’s Amended and Restated Certificate of Incorporation, effecting an increase in Quicksilver authorized common stock from 200,000,000 shares to 400,000,000 shares and Series A Junior Participating Preferred Stock from 200,000 shares to 400,000 shares.

• Transact such other business as may properly come before the meeting, and any adjournment or postponement thereof.

Who can vote?
•     You can vote if you were a stockholder of record on March 31, 2008. Your shares can be voted at the meeting only if you are present or represented by a valid proxy. Whether or not you plan to attend the annual meeting, Quicksilver encourages you to vote by proxy at your earliest convenience.

How can I vote?	• Your vote is important. Please vote in one of the following ways:

-    By proxy – submit your instructions over the internet or by telephone or complete, sign, date and promptly return the enclosed proxy card (or if you are a participant in the Quicksilver 401(k) Plan, the enclosed voting instruction card) in the pre-addressed, postage-paid envelope.

- In person – submit a ballot at the annual meeting on May 21, 2008.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 21, 2008: The proxy statement and Quicksilver’s annual report to security holders are also available for your review at www.qrinc.com/investor_relations/financial_highlights.html.
John C. Cirone
Senior Vice President, General Counsel and Secretary
April 18, 2008

QUICKSILVER RESOURCES INC.
777 West Rosedale Street
Fort Worth, Texas 76104
PROXY STATEMENT
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
What is the purpose of this proxy statement?
     The purpose of this proxy statement is to provide information regarding matters to be voted on at the annual meeting of stockholders of Quicksilver Resources Inc. to be held on May 21, 2008. Additionally, it contains certain information that the Securities and Exchange Commission and the New York Stock Exchange require Quicksilver to provide annually to its stockholders. This proxy statement is also the document used by Quicksilver’s Board of Directors to solicit proxies to be used at the annual meeting. Quicksilver pays the costs of soliciting proxies. Proxies are solicited to give all stockholders of record an opportunity to vote on the matters to be presented at the annual meeting, even if they cannot attend the meeting.
When is the proxy statement being mailed?
     This proxy statement is first being mailed to Quicksilver’s stockholders on or about April 18, 2008.
Who is entitled to vote on the matters discussed in this proxy statement?
     You are entitled to vote if you were a stockholder of record of Quicksilver common stock as of the close of business on March 31, 2008. Your shares can be voted at the meeting only if you are present or represented by a valid proxy. If your shares are held in street name, you must obtain a proxy, executed in your favor, from your bank, broker or other holder of record to be able to vote at the annual meeting.
How many votes do I have?
     Each share of Quicksilver common stock that you held on March 31, 2008 entitles you to one vote at the annual meeting. At the close of business on March 31, 2008, there were a total of 158,238,365 shares of Quicksilver common stock outstanding that are entitled to vote at the annual meeting.
How can I vote?
     You can vote in person by completing a ballot at the annual meeting, or you can vote prior to the meeting by proxy. Whether or not you plan to attend the annual meeting, Quicksilver encourages you to vote by proxy at your earliest convenience. You may vote by proxy over the internet, by telephone or by mail as discussed below.
How do I vote by proxy?
     If you choose to vote your shares by proxy, you have the following options:
•	Over the internet – you can vote over the internet at the Web address shown on your proxy card. Internet voting is available 24 hours a day, seven days a week. If you vote over the internet, you should not return your proxy card.

•	By telephone – you can vote by telephone by calling the toll-free number on your proxy card. Telephone voting is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

•	By mail – you can vote by mail by completing, signing, dating and mailing your proxy card to the Secretary of Quicksilver in the pre-addressed, postage-paid envelope provided. If you sign your proxy card but do not specify how you want your shares to be voted, your shares will be voted as recommended by the Board. If you mail the proxy card, but fail to sign it, your vote cannot be counted.

How can I vote my shares held in the Quicksilver 401(k) Plan?
     If you participate in the Quicksilver 401(k) Plan, you will receive a voting instruction card that lists shares credited to your 401(k) Plan account as of the closing of business on March 31, 2008. To cast your vote with respect to these shares, you must instruct The Charles Schwab Trust Company, the trustee for the 401(k) Plan, as to how to vote your shares held in the 401(k) Plan through one of the following options:
•	Over the internet – you can instruct the trustee how to vote over the internet at the Web address shown on your voting instruction card. Internet voting instructions may be submitted 24 hours a day, seven days a week. If you instruct the trustee how to vote over the internet, you should not return your voting instruction card.

•	By telephone – you can instruct the trustee how to vote by telephone by calling the toll-free number on your voting instruction card. Telephone voting instructions may be submitted 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to instruct the trustee how to vote your shares and confirm that your instructions have been properly recorded. If you instruct the trustee how to vote by telephone, you should not return your voting instruction card.

•	By mail – you can instruct the trustee how to vote by mail by completing, signing, dating and mailing your voting instruction card to the trustee in the pre-addressed, postage-paid envelope provided.
     To allow the trustee sufficient time to vote shares held in the 401(k) Plan, you must submit your voting instructions by 11:59 p.m. Eastern Daylight Time on May 13, 2008. If you do not instruct the trustee how to vote your shares held in the 401(k) Plan, those shares will be voted in the same proportion as the shares held in the 401(k) Plan for which voting instructions are received.
Can I change my mind after I vote?
     If you vote by proxy, you can revoke that proxy at any time before it is voted at the annual meeting. You can do this by:
•	giving written notice to the Secretary of Quicksilver at 777 West Rosedale Street, Fort Worth, Texas 76104;

•	voting again over the internet or by telephone;

•	signing another proxy card with a later date and returning it prior to the annual meeting; or

•	attending the annual meeting in person and casting a ballot.
What constitutes a quorum for the annual meeting?
     A majority of Quicksilver common stock entitled to vote must be present, either in person or by proxy, in order to constitute a quorum necessary to conduct the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the meeting. Broker non-votes are shares held by a broker or nominee that are represented at the meeting, but with respect to which the beneficial owner of the shares has not instructed the broker or nominee on how to vote the shares on a particular matter and with respect to which the broker or nominee does not have discretionary authority to vote on such matter.
How many votes are required to elect the director nominees?
     Directors are elected by a plurality of the votes present in person or by proxy entitled to vote, which means that the three nominees who receive the highest number of valid votes will be elected as directors. Abstentions and broker non-votes will not have any effect on the outcome of the election of directors.
How many votes are required to approve Quicksilver’s Amended and Restated Certificate of Incorporation?
     The affirmative vote of a majority of the shares outstanding as of March 31, 2008, is needed to approve Quicksilver’s Amended and Restated Certificate of Incorporation effecting an increase in the authorized common stock of Quicksilver from 200,000,000 shares to 400,000,000 shares and Series A Junior Participating Preferred Stock from 200,000 to 400,000 shares. Abstentions and broker non-votes will have the effect of votes against approval of Quicksilver’s Amended and Restated Certificate of Incorporation.
Where else are proxy materials available?
     The proxy statement and Quicksilver’s annual report to security holders are also available for your review at www.qrinc.com/investor_relations/financial_highlights.html.
Where can I find directions to the annual meeting location?
     Directions to the Fort Worth Petroleum Club are available at www.fwpetroleumclub.com/directions.htm.

CORPORATE GOVERNANCE MATTERS
The Board of Directors
     At the date of this proxy statement, the Board consists of eight members, five of whom are non-employee directors. Quicksilver’s Certificate of Incorporation provides that the Board will have not less than three nor more than nine members as fixed from time-to-time by vote of a majority of the entire Board. A majority of the entire Board has fixed the number of directors at eight.
     The Board is currently divided into three classes with three-year terms. The terms are staggered so that the term of one class expires at each annual meeting of Quicksilver’s stockholders. Three director nominees, Messrs. Thomas Darden, Dunn and Warner, have been nominated for election at the annual meeting to serve for a three-year term expiring at the annual meeting of Quicksilver’s stockholders in 2011. Messrs. Thomas Darden and Warner are standing for re-election to the Board by the stockholders of Quicksilver. Mr. Dunn was elected to the Board by the Board after having been recommended for election by the Nominating and Corporate Governance Committee. Messrs. Glenn Darden and Thomas Darden recommended Mr. Dunn to the Nominating and Corporate Governance Committee for consideration.
     The age, principal occupation and certain other information for each director nominee and other directors serving unexpired terms are set forth below:
     Nominees for election at this meeting to a term expiring in 2011:
•	Thomas F. Darden, age 54, has served on the Board since December 1997 and became Chairman of the Board in March 1999. He was elected as a director of Quicksilver Gas Services GP LLC, Quicksilver’s subsidiary and the general partner of Quicksilver Gas Services LP (“KGS”), in July 2007. Prior to joining Quicksilver, Mr. Darden was employed by Mercury Exploration Company for 22 years in various executive level positions.

•	W. Byron Dunn, age 54, has served on the Board since October 2007. Mr. Dunn has been a Principal of Tubular Synergy Group L.P., a wholesale marketer of steel tubular products, since February 2008. Prior to that, Mr. Dunn served with Lone Star Steel Company, a subsidiary of Lone Star Technologies, Inc., for 32 years, including as President and Chief Executive Officer from August 1997 until retiring in June 2007.

•	Mark J. Warner, age 44, has served on the Board since March 1999. Mr. Warner has served as Director of Natural Resource Investments of The University of Texas Investment Management Company since November 2007. Mr. Warner served as the Director of Corporate Development of PointOne, a telecommunications company, from April 2004 to November 2007. Mr. Warner served as Senior Vice President of Growth Capital Partners, L.P., an investment banking firm, from 2000 to 2004 and as Director of Domestic Finance of Enron Corporation, an energy company, from 1995 to 2000. Mr. Warner previously served as a director for Hornbeck Offshore Services, a marine transport provider, from 1998 to 2001.
     Directors whose terms expire in 2009:
•	Glenn Darden, age 52, has served on the Board since December 1997 and became our Chief Executive Officer in December 1999. He served as Quicksilver’s Vice President until he was elected President and Chief Operating Officer in March 1999. He was elected as a director of Quicksilver Gas Services GP LLC in March 2007. Prior to working for Quicksilver, he served with Mercury Exploration Company for 18 years, the last five as Executive Vice President. Prior to working for Mercury, Mr. Darden worked as a geologist for Mitchell Energy Company LP (subsequently merged with Devon Energy).

•	James A. Hughes, age 45, has served on the Board since March 2005. He also served on the Board from July 2001 to March 2004. Mr. Hughes has served as Chief Executive Officer of Ashmore Energy International, an international energy infrastructure company, since November 2007. Mr. Hughes served as Chief Operating Officer of Ashmore Energy International from May 2007 to November

2007. He served as an executive of Priest River Ltd., a privately-held company that focused on micro-cap investments in North American distressed manufacturing assets, from March 2004 through March 2007. He served as President and Chief Operating Officer of Prisma Energy International, an international energy infrastructure company, from the date of its creation in 2002, until March 2004.
•	W. Yandell Rogers, III, age 45, has served on the Board since March 1999. Mr. Rogers has served as Chief Executive Officer of Priest River Ltd. and Lewiston Atlas Ltd., each a privately owned holding company, since 2002. He served as Chief Executive Officer of Ridgway’s, Inc., a provider of reprographics to the engineering and construction industries, from 1997 to 2002.
     Directors whose terms expire in 2010:
•	Anne Darden Self, age 50, has served on the Board since September 1999 and became Quicksilver’s Vice President — Human Resources in July 2000. Ms. Self has also served as President of Mercury Exploration Company since 2000. She served as Vice President - Human Resources of Mercury Exploration from 1992 to 2000.

•	Steven M. Morris, age 56, has served on the Board since March 1999. Mr. Morris is a Certified Public Accountant and has served as President of Morris & Company, a private investment firm, since 1992.
Family Relationship Among Directors
     Thomas F. Darden, Glenn Darden and Anne Darden Self are siblings.
Independent Directors
     An important component of a strong company is an independent Board that is accountable to Quicksilver and its stockholders. Quicksilver’s Board has been comprised of a majority of independent directors since 1999. The categorical independence standards for directors adopted by the Board are attached to this proxy statement as Appendix A.
     Pursuant to Quicksilver’s Corporate Governance Guidelines, the Board undertook its annual review of director independence in February 2008. As a result of this review, the Board determined that each of Messrs. Dunn, Hughes, Morris, Rogers and Warner satisfies Quicksilver’s categorical independence standards and further determined that each of them is independent of Quicksilver and its management within the meaning of the NYSE’s listing standards. In determining that Mr. Dunn is independent, the Board considered Quicksilver’s employment of Mr. Dunn’s son as a landman. Given that Mr. Dunn’s son is not an executive officer of Quicksilver and that Mr. Dunn meets NYSE’s listing standards with respect to independence, as well as those of the SEC and NYSE with respect to service on the Audit Committee, the Board determined that the employment by Quicksilver of Mr. Dunn’s son would not interfere with Mr. Dunn’s independence of Quicksilver and its management.
Presiding Non-Management Director and Executive Sessions
     Quicksilver’s non-management directors meet in executive session without management either before or after all regularly scheduled Board meetings. In November 2007, the Board elected W. Yandell Rogers, III as Presiding Non-Management Director, in accordance with the NYSE rules. In his capacity as Presiding Non-Management Director, Mr. Rogers’s primary responsibility is to preside over regularly scheduled executive sessions of Quicksilver’s non-management directors.
Corporate Governance Principles, Processes and Code of Business Conduct and Ethics
     You may find the full texts of Quicksilver’s Corporate Governance Guidelines and the Code of Business Conduct and Ethics, as well as the charters for each of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee, in the Corporate Governance section of Quicksilver’s website (www.qrinc.com/corporate_governance/), and you may submit a written request to obtain a copy of any of these documents free of charge by writing to Quicksilver’s Investor Relations Department at Quicksilver’s principal executive offices, located at 777 West Rosedale Street, Fort Worth, Texas 76104. Quicksilver intends to post any amendments to or waivers of its Code of Business Conduct and Ethics with respect to its directors or executive officers in the Corporate Governance section of its website.
Committees of the Board
     The Board has standing Audit, Nominating and Corporate Governance, and Compensation Committees, each of which is composed solely of independent directors. Messrs. Dunn, Hughes, Morris, Rogers and Warner serve on each of these Committees.
     Audit Committee. The purposes of the Audit Committee, which was established in accordance with applicable requirements of the Securities Exchange Act of 1934, are to:
•	oversee management’s conduct of Quicksilver’s financial reporting process and systems of internal accounting and financial controls to assist in the Board’s oversight of: (i) the integrity of Quicksilver’s financial statements; (ii) Quicksilver’s compliance with legal and regulatory requirements; (iii) the independent registered public accounting firm’s qualification and independence; and (iv) the performance of Quicksilver’s internal audit function and independent registered public accounting firm;

•	select, determine the compensation of, and monitor the independence and performance of Quicksilver’s independent registered public accounting firm;

•	select, determine the compensation of, and monitor the performance of Quicksilver’s Director of Internal Audit;

•	provide an avenue of communication among the independent registered public accounting firm, management and the Board; and

•	prepare the report that the SEC rules require be included in Quicksilver’s annual proxy statement.
     The Audit Committee met 11 times during fiscal 2007. The Board has determined that (i) each of Messrs. Dunn, Hughes, Morris, Rogers and Warner meets the additional audit committee independence criteria specified in SEC rules and the NYSE’s listing standards; (ii) each of Messrs. Dunn, Hughes, Morris, Rogers and Warner has a basic understanding of finance and accounting and is able to read and understand fundamental financial statements; (iii) each of Messrs. Dunn, Hughes, Morris, Rogers and Warner has accounting or related financial management expertise; and (iv) Mr. Morris, the Chair of the Audit Committee, is an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.
     Nominating and Corporate Governance Committee. The purposes of the Nominating and Corporate Governance Committee, also referred to as the NCG Committee, are to:
•	identify individuals qualified to become members of the Board, consistent with criteria approved by the Board;

•	recommend director nominees for each annual meeting of Quicksilver’s stockholders;

•	develop and recommend to the Board a set of corporate governance guidelines applicable to Quicksilver; and

•	oversee the evaluation of the Board and management.
     The NCG Committee met six times during fiscal 2007. The NCG Committee recommended to the Board that Messrs. Thomas Darden, Dunn and Warner be nominated to serve as directors for a term ending on the date of the 2011 annual meeting.
     The NCG Committee has implemented a board education program designed to familiarize members of the Board with their responsibilities.

     Criteria and Procedures for Selection of Director Nominees. In considering candidates for nomination at annual meetings of stockholders, the NCG Committee will first determine the incumbent directors whose terms expire at the upcoming meeting and who wish to continue their service on the Board. As to each such incumbent director, the NCG Committee considers the director’s qualifications for Board membership using the criteria set forth below, the performance of the director during his or her current term, whether any special, countervailing considerations exist against re-nominating the director and such other factors as it deems appropriate. If the NCG Committee determines that an incumbent director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as a director during the preceding term, and there exist no reasons, including considerations relating to the composition and functional needs of the Board as a whole, why the incumbent should not be re-nominated, the NCG Committee will, absent special circumstances, propose the incumbent director for re-election. In the event of the resignation, retirement, removal, death or disability of an incumbent director or a decision of the directors to expand the size of the Board or not to re-nominate an incumbent director, the NCG Committee will identify and evaluate potential candidates for recommendation to the Board for nomination. The NCG Committee will solicit recommendations for candidates for nomination from the NCG Committee members, the Board, management and other persons that the NCG Committee believes are likely to be familiar with qualified candidates. The Committee may also determine to engage a professional search firm to assist in identifying qualified candidates; where such a search firm is engaged, the Committee shall determine such firm’s scope of engagement and compensation. As to each candidate that the Committee believes merits consideration, the Committee will cause to be assembled information concerning the background and qualifications of the candidate, including information concerning the candidate required to be disclosed in the Company’s proxy statement or other filings with the SEC and any relationship between the candidate and the person or persons recommending the candidate.
     In considering nominees for election as directors, the NCG Committee takes into consideration the following criteria:
•	personal and professional qualities, characteristics, attributes, accomplishments and reputation in the business community;

•	current knowledge and contacts in the communities in which Quicksilver does business and in its industry or other industries relevant to its business;

•	ability and willingness to commit adequate time to Board and committee matters, including service on boards of other publicly-traded companies;

•	skills and personality and how they fit with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of Quicksilver; and

•	diversity of viewpoints, background, experience and other demographics versus those of other directors and potential directors.
     The NCG Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management directors and independent directors, the need for Audit Committee expertise and its evaluations of other candidates.
     Stockholder Recommendations for Nomination of Directors. The NCG Committee will consider nominees for directors recommended by stockholders of Quicksilver and will evaluate such nominees using the same criteria used to evaluate director candidates otherwise identified by the NCG Committee. Stockholders wishing to make such recommendations should write to the Nominating and Corporate Governance Committee c/o John C. Cirone, Secretary, Quicksilver Resources Inc., 777 West Rosedale Street, Fort Worth, Texas 76104.
     Stockholder Nomination of Directors. Any stockholder entitled to vote in the election of directors at an annual meeting of stockholders may nominate persons for election as directors of Quicksilver at such meeting. Any stockholder who intends to make a nomination at the annual meeting of stockholders must deliver notice addressed to John C. Cirone, Secretary, Quicksilver Resources Inc., 777 West Rosedale Street, Fort Worth, Texas 76104. Such notice should be delivered for receipt not more than 90 days and not less than 60 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided that in the event that the date of the meeting of stockholders is more than 30 days before or after such anniversary date, stockholder recommendations for nominees should be delivered for receipt not later than the close of business on the 15th day following the earlier of the day the notice was mailed or public disclosure of the meeting was made. Persons making submissions should include (i) as to each nominee whom the stockholder proposes to nominate for election as a director, (a) the name, age, business address and residence address of the nominee, (b) the principal occupation or employment of the nominee, (c) the class and number of shares of capital stock of Quicksilver which are beneficially owned by the nominee, and (d) any other information concerning the nominee that would be required, under the rules of the SEC, in a proxy statement soliciting proxies for the election of such nominee; and (ii) as to the stockholder giving the notice, (a) the name and record address of the stockholder and of each beneficial owner on behalf of which the stockholder is acting, (b) the class and number of shares of capital stock of Quicksilver which are beneficially owned by the stockholder and by any such beneficial owner, (c) a representation that the stockholder is a holder of record of capital stock of Quicksilver entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the nominee for election as a director, (d) a description of all arrangements or understandings between or among any of such stockholder, the beneficial owner on whose behalf the notice is given, each nominee, and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by such stockholder, and (e) whether the proponent intends or is part of a group which intends to solicit proxies from other stockholders in support of the nomination. Such notice must also include a signed consent of each such nominee to serve as a director, if elected.
     Compensation of Non-Management Directors. The NCG Committee is also responsible for conducting an annual review of the compensation of the non-management directors and, when it deems appropriate, recommending changes in such compensation to the Board. Longnecker & Associates (“Longnecker”), an independent compensation consulting firm directly engaged by the Compensation Committee, has assisted the NCG Committee in making recommendations regarding the compensation of the non-management directors by providing the NCG Committee with a market survey of non-management director compensation of comparably sized publicly-traded oil and gas companies and an analysis of the types and amounts of non-management director compensation shown in this survey. Based on the information provided by Longnecker, the NCG Committee made its recommendations to the Board, generally targeting the 50th percentile of industry comparable non-management director compensation. Based on the recommendations of the NCG Committee, the Board approves the amount of compensation that the non-management directors receive for service on the Board and its committees.
     Compensation Committee. The purpose of the Compensation Committee is to assist the Board in discharging its responsibilities relating to compensation of Quicksilver’s executives. The Committee has the authority to engage compensation consultants to assist in the evaluation of compensation matters, and sole authority to retain and terminate any such consultants, including sole authority to approve the consultant’s fees and other retention terms.
     The Compensation Committee is responsible for:
•	reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and determining and approving the Chief Executive Officer’s compensation level based on this evaluation;

•	reviewing and approving non-CEO executive officer compensation;

•	making recommendations to the Board with respect to incentive compensation plans and equity-based plans that are subject to Board approval;

•	granting awards under the Quicksilver Resources Inc. Amended and Restated 2006 Equity Plan, other than awards to non-employee directors under such plan;

•	establishing, in the Committee’s discretion, any equity-based award pool (other than an option pool) to be allocated among Quicksilver’s non-executive officer employees by another committee of the Board;

•	establishing, in the Committee’s discretion, salary increase, bonus, other non-equity-based award and option pools to be allocated among Quicksilver’s non-executive officer employees by another committee of the Board or one or more members of management;

•	reviewing and discussing with management the Compensation Discussion and Analysis disclosure required to be included in Quicksilver’s annual proxy statement or annual report on Form 10-K filed with the SEC and, based on this review and discussion, determining whether to recommend to the Board that the Compensation Discussion and Analysis disclosure be included in Quicksilver’s annual proxy statement or annual report on Form 10-K; and

•	publishing an annual Compensation Committee Report required by the SEC to be included in Quicksilver’s annual proxy statement or annual report on Form 10-K filed with the SEC.
     Additional information regarding the Compensation Committee’s processes and procedures for consideration of executive compensation is set forth under “Executive Compensation — Compensation Discussion and Analysis.”
     Quicksilver’s Amended and Restated 2006 Equity Plan permits the Compensation Committee to delegate its authority to grant awards, except for certain awards to executive officers and directors, to one or more executive officers of Quicksilver. Pursuant to this authority, the Compensation Committee has delegated to the Equity Awards Committee, which consists of Glenn Darden, the authority to make certain awards to individuals other than executive officers and directors of Quicksilver. Glenn Darden is a director and the Chief Executive Officer of Quicksilver.
     The Compensation Committee met nine times during fiscal 2007.
Director Compensation for 2007
     Directors who are also employees of Quicksilver are not separately compensated for their services as directors. For 2007, each non-employee director, except Mr. Dunn, received for services as a director (i) $106,000 cash, (ii) $99,010 (based on the closing sale price of Quicksilver common stock on the date of grant) of Quicksilver restricted stock in accordance with the terms of Quicksilver’s Amended and Restated 2006 Equity Plan, and (iii) $74,760 (based on the closing sale price of KGS common units on the date of grant) of KGS phantom units. Mr. Dunn, who joined the Board on September 7, 2007, received $26,500 cash (his pro rata portion of the 2007 annual cash fee) and $49,512 (based on the closing sale price of Quicksilver common stock on the date of grant) of Quicksilver restricted stock in accordance with the terms of Quicksilver’s Amended and Restated 2006 Equity Plan.

     The following table sets forth certain information regarding the compensation of Quicksilver’s non-employee directors. All share amounts reflected in the footnotes to the following table have been adjusted for a two-for-one stock split effected in the form of a stock dividend in January 2008.

	Fees Earned or	Stock		Option
	Paid in Cash	Awards		Awards		Total
Name (1)	($)(2)	($)(3)		($)(4)		($)
W. Byron Dunn	26,500	4,126	(5)	—		30,626
James A. Hughes	106,000	79,207	(6)	—	(7)	185,207
Steven M. Morris	106,000	79,207	(8)	—	(9)	185,207
W. Yandell Rogers, III	106,000	79,207	(10)	—	(11)	185,207
Mark J. Warner	106,000	79,207	(12)	—	(13)	185,207

(1)	Messrs. Glenn Darden and Thomas Darden and Ms. Self serve as directors and executive officers of Quicksilver and are not separately compensated for their services as directors. For information regarding the compensation that Messrs. Glenn Darden and Thomas Darden received for their services as Quicksilver’s President and Chief Executive Officer and Quicksilver’s Chairman of the Board, respectively, see “Executive Compensation.” For information regarding the compensation that Ms. Self received for her services as Quicksilver’s Vice President – Human Resources, see “Certain Relationships and Related Transactions.”

(2)	This column reports the amount of compensation earned in 2007 and paid in cash for Board and committee service.

(3)	This column reports the dollar amounts recognized for financial statement reporting purposes with respect to the year ended December 31, 2007, for the fair value of Quicksilver restricted stock granted in 2007 as well as in prior fiscal years and KGS phantom units granted in 2007, in accordance with FAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Additional information regarding the calculation of these amounts is included in Note 2 and Note 19 to Quicksilver’s audited financial statements included in Quicksilver’s Annual Report on Form 10-K for the year ended December 31, 2007.

(4)	This column reports the dollar amounts recognized for financial statement reporting purposes with respect to the fiscal year ended December 31, 2007, for the fair value of options granted in 2007 as well as in prior fiscal years, in accordance with FAS 123(R). Because all options previously granted to the directors vested prior to January 1, 2007, Quicksilver did not recognize any amounts for financial statement reporting purposes with respect to the fiscal year ended December 31, 2007, relating to options granted to directors.

(5)	The grant date fair value calculated in accordance with FAS 123(R) of the 2,066 shares of restricted stock granted to Mr. Dunn on October 1, 2007, was $49,512. As of December 31, 2007, Mr. Dunn held 2,066 shares of restricted stock.

(6)	The grant date fair value calculated in accordance with FAS 123(R) of the 3,480 shares of restricted stock granted to Mr. Hughes on January 3, 2007, was $59,995, and of the 1,786 shares of restricted stock granted on May 23, 2007, was $39,015. As of December 31, 2007, Mr. Hughes held 5,266 shares of restricted stock. The grant date fair value calculated in accordance with FAS 123(R) of the 3,500 KGS phantom units granted to Mr. Hughes on August 10, 2007, was $74,760. As of December 31, 2007, Mr. Hughes held 3,500 KGS phantom units, all of which may be settled only in cash.

(7)	As of December 31, 2007, Mr. Hughes held options to purchase 4,912 shares of common stock, which options were exercisable as of that date.

(8)	The grant date fair value calculated in accordance with FAS 123(R) of the 3,480 shares of restricted stock granted to Mr. Morris on January 3, 2007, was $59,995, and of the 1,786 shares of restricted stock granted on May 23, 2007, was $39,015. As of December 31, 2007, Mr. Morris held 5,266 shares of restricted stock. The grant date fair value calculated in accordance with FAS 123(R) of the 3,500 KGS phantom units granted to Mr. Morris on August 10, 2007, was $74,760. As of December 31, 2007, Mr. Morris held 3,500 KGS phantom units, which may be settled only in cash.

(9)	As of December 31, 2007, Mr. Morris held options to purchase 42,612 shares of common stock, which options were exercisable as of that date.

(10)	The grant date fair value calculated in accordance with FAS 123(R) of the 3,480 shares of restricted stock granted to Mr. Rogers on January 3, 2007, was $59,995, and of the 1,786 shares of restricted stock granted on May 23, 2007, was $39,015. As of December 31, 2007, Mr. Rogers held 5,266 shares of restricted stock. The grant date fair value calculated in accordance with FAS 123(R) of the 3,500 KGS phantom units granted to Mr. Rogers on August 10, 2007, was $74,760. As of December 31, 2007, Mr. Rogers held 3,500 KGS phantom units, which may be settled only in cash.

(11)	As of December 31, 2007, Mr. Rogers held options to purchase 47,414 shares of common stock, which options were exercisable as of that date.

(12)	The grant date fair value calculated in accordance with FAS 123(R) of the 3,480 shares of restricted stock granted to Mr. Warner on January 3, 2007, was $59,995, and of the 1,786 shares of restricted stock granted on May 23, 2007, was $39,015. As of December 31, 2007, Mr. Warner held 5,266 shares of restricted stock. The grant date fair value calculated in accordance with FAS 123(R) of the 3,500 KGS phantom units granted to Mr. Warner on August 10, 2007, was $74,760. As of December 31, 2007, Mr. Warner held 3,500 KGS phantom units, which may be settled only in cash.

(13)	As of December 31, 2007, Mr. Warner held options to purchase 18,360 shares of common stock, which options were exercisable as of that date.
Communication with the Board
     Any stockholder or other interested party who wishes to communicate directly with the Board or any of its members may do so by writing to: Board of Directors (or one or more named individuals), Quicksilver Resources Inc., 777 West Rosedale Street, Fort Worth, Texas 76104. Additionally, a stockholder or other interested party can contact the non-employee directors at (800) 826-6762.
Board, Committee and Annual Meetings
     The Board held nine meetings during 2007. Each director attended at least 75% of the total number of meetings of the Board and committees held during the periods that he or she served. All persons serving on the Board at the time of such meetings attended the 2007 annual meeting of Quicksilver’s stockholders and each regularly scheduled quarterly meeting of the Board in 2007.
     Under Quicksilver’s Corporate Governance Guidelines, each director is expected to dedicate adequate time, energy and attention to ensure the diligent performance of his or her duties, which includes attending meetings of the Board and committees of which he or she is a member. In addition, Board members are expected to expend reasonable efforts to attend annual meetings of Quicksilver’s stockholders.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL HOLDERS
Quicksilver Resources Inc.
     The following table sets forth certain information regarding the beneficial ownership of Quicksilver common stock as of February 12, 2008, by:
•	each director of Quicksilver;

•	each named executive officer of Quicksilver;

•	all directors and executive officers of Quicksilver as a group; and

•	each person known to Quicksilver to beneficially own more than 5% of Quicksilver common stock.
     Unless otherwise indicated by footnote, the beneficial owner exercises sole voting and investment power over the shares. The percentage of beneficial ownership is calculated on the basis of 158,189,515 shares of Quicksilver common stock outstanding as of February 12, 2008.

	Number	Percent of
Beneficial Owner	of Shares	Outstanding Shares
Directors and Executive Officers
Glenn Darden (1)(2)(3)(4)(5)	48,608,394	30.7%
Thomas F. Darden (1)(2)(3)(4)(5)	48,641,736	30.7%
Anne Darden Self (1)(2)(3)(4)(5)	47,762,999	30.2%
W. Byron Dunn (5)(6)	9,798	*
James A. Hughes (3)(4)(5)	19,080	*
Steven M. Morris (3)(4)(5)	991,842	*
W. Yandell Rogers, III (3)(5)	137,780	*
Mark J. Warner (3)(5)	59,880	*
John C. Cirone (3)(5)	109,126	*
Jeff Cook (3)(5)	563,000	*
Philip W. Cook (2)(4)(5)(6)	71,639	*
William S. Buckler (2)(3)(5)	80,898	*
Directors and executive officers as a group (13 persons)(1)(2)(3)(4)(5)(6)	55,964,817	35.3%

Holders of More Than 5% Not Named Above
Pennsylvania Management, LLC (7)	45,566,912	28.8%
Quicksilver Energy L.P. (7)	45,566,912	28.8%
FMR LLC (8)	22,298,142	14.1%

*	Indicates less than 1%

(1)	Includes as to each of Messrs. Glenn Darden and Thomas Darden and Ms. Self: (i) 311,690, 342,056 and 311,142, respectively, shares held in grantor retained annuity trusts; and (ii) 45,566,912 shares beneficially owned by Quicksilver Energy L.P., for which he or she has shared voting and investment power as a member of Pennsylvania Management, LLC, the sole general partner of Quicksilver Energy L.P. Each of Messrs. Glenn Darden and Thomas Darden and Ms. Self disclaims beneficial ownership of all shares owned by Quicksilver Energy L.P., except to the extent of his or her pecuniary interest therein. The business address of each of Messrs. Glenn Darden and Thomas Darden and Ms. Self is 777 West Rosedale Street, Fort Worth, Texas 76104.

(2)	Includes with respect to each of the following individuals and all directors and executive officers as a group, the following approximate numbers of shares represented by units in a Unitized Stock Fund held through Quicksilver’s 401(k) Plan: Mr. Glenn Darden – 22,984; Mr. Thomas Darden – 87,016; Ms. Self – 41,205; Mr. Philip Cook – 2,431; Mr. Buckler – 766; and all directors and executive officers as a group – 153,636.

(3)	Includes with respect to each of the following individuals and all directors and executive officers as a group, the following numbers of shares subject to options that will vest on or before April 12, 2008:

Mr. Glenn Darden – 106,126; Mr. Thomas Darden – 70,126; Ms. Self – 42,718; Mr. Hughes – 4,912; Mr. Morris – 18,360; Mr. Rogers – 47,414; Mr. Warner – 18,360; Mr. Cirone – 46,726; Mr. Jeff Cook – 24,646; Mr. Buckler – 16,800; and all directors and executive officers as a group – 391,082.

(4)	Includes with respect to each of the following individuals and all directors and executive officers as a group, the following number of shares pledged as collateral security for loans or loan commitments or in accordance with customary terms and conditions of standard margin account arrangements: Mr. Glenn Darden – 5,074,573 (including 4,330,861 shares beneficially owned by Quicksilver Energy L.P.); Mr. Thomas Darden – 5,166,275 (including 4,330,861 shares beneficially owned by Quicksilver Energy L.P.); Ms. Self – 4,350,861 (including 4,330,861 shares beneficially owned by Quicksilver Energy L.P.); Mr. Hughes – 3,480; Mr. Morris – 858,864; Mr. Philip Cook – 12,084; and all directors and executive officers as a group – 6,669,415 (including 4,330,861 shares beneficially owned by Quicksilver Energy L.P.).

(5)	Includes with respect to each of the following individuals and all directors and executive officers as a group, the following numbers of shares of unvested restricted stock for which the indicated beneficial owners have no investment power: Mr. Glenn Darden – 121,808; Mr. Thomas Darden – 92,474; Ms. Self – 29,266; Mr. Dunn – 8,688; Mr. Hughes – 4,984; Mr. Morris – 4,984; Mr. Rogers – 4,984; Mr. Warner – 6,148; Mr. Cirone – 27,210; Mr. Jeff Cook – 64,734; Mr. Philip Cook – 57,124; Mr. Buckler – 49,942; and all directors and officers as a group – 474,596.

(6)	Includes as to each of Messrs. Dunn and Philip Cook, 1,110 and 14,515 shares, respectively, held by him jointly with his spouse.

(7)	As sole general partner of Quicksilver Energy L.P., Pennsylvania Management, LLC has sole voting and investment power with respect to 45,566,912 shares of Quicksilver common stock beneficially owned by Quicksilver Energy L.P. The address of Pennsylvania Management, LLC and Quicksilver Energy L.P. is 777 West Rosedale Street, Fort Worth, Texas 76104.

(8)	Based on a Schedule 13G/A filed by FMR LLC with the SEC on February 13, 2008, FMR LLC had sole voting power over 1,817,700 shares of Quicksilver common stock and sole investment power over 22,298,142 shares of Quicksilver common stock. Includes 1,603,324 shares that may be acquired within 60 days of February 12, 2008, upon the conversion of $24.5 million aggregate principal amount of Quicksilver’s 1.875% Convertible Subordinated Debentures Due 2024, of which FMR LLC owns $24,500,000 in aggregate principal amount. The address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

Quicksilver Gas Services LP
     The following table sets forth certain information regarding the beneficial ownership of common units of KGS, a subsidiary of Quicksilver, as of February 12, 2008, by:
•	each director of Quicksilver;

•	each named executive officer of Quicksilver; and

•	all directors and executive officers of Quicksilver as a group.
     Unless otherwise indicated by footnote, the beneficial owner exercises sole voting and investment power over the units. The percentage of beneficial ownership is calculated on the basis of 12,269,714 common units outstanding as of February 12, 2008.

		Percent of
	Number of	Outstanding
Beneficial Owner	Common Units	Common Units
Glenn Darden (1)	80,800	*
Thomas F. Darden (1)	80,800	*
Anne Darden Self (1)	80,800	*
W. Byron Dunn	—	—
James A. Hughes	—	—
Steven M. Morris	19,000	*
W. Yandell Rogers, III	—	—
Mark J. Warner	—	—
John C. Cirone	900	*
Jeff Cook	—	—
Philip W. Cook (2)	1,000	*
William S. Buckler	—	—
Directors and executive officers as a group (13 persons)	111,100	*

*	Indicates less than 1%

(1)	Includes, as to each of Messrs. Glenn Darden and Thomas Darden and Ms. Self, 76,100 common units held in a trust for which he or she has shared voting and investment power as a co-trustee. Each of Messrs. Glenn Darden and Thomas Darden and Ms. Self disclaims beneficial ownership of the shares held in this trust, except to the extent of his or her pecuniary interest therein.

(2)	Includes 1,000 common units held by Mr. Philip Cook jointly with his spouse.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires Quicksilver’s executive officers and directors, and persons who own more than 10% of a registered class of its equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC rules to furnish Quicksilver with copies of all Section 16(a) forms they file.
     Based solely on a review of the copies of such forms furnished to Quicksilver with respect to fiscal 2007 and written representations from Quicksilver’s directors and executive officers, Quicksilver believes that during fiscal 2007 all its executive officers and directors and all owners of more than 10% of Quicksilver common stock were in compliance with all applicable Section 16(a) filing requirements.

EQUITY COMPENSATION PLAN INFORMATION
     The following table sets forth information as of December 31, 2007, with respect to shares of common stock that may be issued under Quicksilver’s existing equity compensation plans. All information concerning number of Quicksilver shares and share price has been adjusted for a two-for-one stock split effected in the form of a stock dividend in January 2008.

			Number of shares of common
			stock remaining available for
	Number of shares of	Weighted-average	future issuance under equity
	common stock to be issued upon	exercise price of	compensation plans (excluding
	exercise of outstanding options,	outstanding options,	shares of common stock
Plan Category	warrants and rights	warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders (1)	1,314,660 (2)	$6.50 (3)	12,961,028 (4)
Equity compensation plans not approved by stockholders (5)	48,504	$4.02	—

Total	1,363,164	$6.38 (6)	12,961,028

(1)	Consists of the Amended and Restated 2006 Equity Plan, the Amended and Restated 1999 Stock Option and Retention Stock Plan and the Amended and Restated 2004 Non-Employee Director Equity Plan.

(2)	Consists of 972,208 options and 342,452 restricted stock units. Each restricted stock unit entitles the holder to receive, upon vesting and without payment of any cash, one share of common stock with respect to each restricted stock unit.

(3)	Reflects the weighted-average exercise price for the 972,208 options outstanding under equity compensation plans approved by stockholders.

(4)	Upon stockholder approval of Quicksilver’s Amended and Restated 2006 Equity Plan, Quicksilver ceased to grant awards under the 1999 Stock Option and Retention Stock Plan and the 2004 Non-Employee Director Equity Plan. Accordingly, this number reflects only shares of common stock remaining available for future issuance under the Amended and Restated 2006 Equity Plan and includes 31,754 shares surrendered for taxes which may be reissued under the Amended and Restated 2006 Equity Plan.

(5)	Consists of options granted to non-employee directors in 2003 and other prior years in the absence of a formal plan.

(6)	Reflects the weighted-average exercise price for the 1,020,712 options outstanding under equity compensation plans.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Objectives
     Quicksilver’s philosophy with respect to compensation of executive officers is to improve company performance by creating a direct relationship between compensation and company performance and by providing competitive compensation in order to attract, retain and motivate high-quality executive officers. To accomplish the objectives of this philosophy, the Compensation Committee believes that compensation should:
•	take into account both personal performance and Quicksilver’s performance;

•	be structured to advance both the short- and long-term interests of Quicksilver and its stockholders; and

•	tie a significant portion of the named executive officers’ compensation to the value of Quicksilver stock to encourage them to think and act like owners and enhance their commitment to Quicksilver’s success.
Compensation Strategies
     To achieve these objectives, the Compensation Committee employs the following general compensation strategies with respect to compensation of the named executive officers:
•	target base salary and cash bonus at the 50th percentile for a peer group of 14 companies in the oil and natural gas exploration and production industry and, accordingly, target total cash compensation at the 50th percentile for the peer group;

•	target long-term incentive compensation, in the form of equity-based awards, between the 50th to 75th percentile for the peer group; and

•	target total compensation between the 50th to 75th percentile for the peer group.
     To assist the Compensation Committee generally, and specifically in establishing the types and amounts of compensation to achieve the objectives listed above, the Compensation Committee retained Longnecker & Associates (“Longnecker”), an independent compensation consulting firm.
Overview of 2007 Compensation
     General
     Each element of Quicksilver’s compensation program is intended to advance Quicksilver’s objectives of attracting, retaining and motivating talented executives, and to enhance Quicksilver’s competitive position in the market for executive-level personnel. Quicksilver’s compensation program for the named executive officers in 2007 consisted of base salary, annual cash and equity bonuses, discretionary cash bonuses, long-term incentive equity awards, retirement benefits and limited perquisites. In addition, Quicksilver provides change-in-control protections for each of the named executive officers.

     The charts below reflect the average percentage of total target compensation represented by each element of the compensation package for (1) the Chief Executive Officer and the Chairman of the Board and (2) the other named executive officers. For purposes of computing these percentages, target (rather than actual) payments of both the cash and equity components of the 2007 Executive Bonus Plan were used.

Chief Executive Officer and Chairman of the Board	Other Named Executive Officers

The Compensation Committee believes that this mix of compensation elements provides sufficient fixed cash compensation to attract and retain qualified executives, places a sufficient amount of potential cash compensation at risk to motivate the executives to achieve annual company goals, and provides the executives with sufficient equity incentives to motivate them to achieve long-term company goals. In addition, because the equity component vests over time, it encourages executives to continue their employment relationship with Quicksilver.
     Base Salaries
     In evaluating the 2007 base salaries of the named executive officers, the Compensation Committee considered Quicksilver’s performance and each executive’s skills and experience, the Compensation Committee’s evaluation of the performance of the Chief Executive Officer and, with respect to the other named executive officers, the Chief Executive Officer’s evaluation of the performance of the named executive officer. The Compensation Committee also reviewed, for each named executive officer, each element of annual compensation and the total annual compensation provided by all elements of compensation for each of the last two years, as well as wealth and retirement benefits accumulation resulting from Quicksilver programs. In addition, the Compensation Committee considered benchmark data from seven compensation surveys and compensation norms for persons in comparable positions at companies in Quicksilver’s 2007 peer group, with a view to targeting the 50th percentile for comparable positions. Quicksilver’s peer group for 2007 consisted of the following small to midsize publicly-traded companies engaged in oil and natural gas production and exploration: Pogo Producing Company, Cimarex Energy Co., Forest Oil Corp., Plains Exploration & Production Company, St. Mary Land & Exploration Company, Cabot Oil and Gas Corporation, The Houston Exploration Company, Denbury Resources Inc., Range Resources Corporation, Encore Acquisition Company and Petrohawk Energy Corporation. Factors considered in selecting the 2007 peer group included type of business, market capitalization, number of employees, and amount of revenues and assets. Longnecker provided the Compensation Committee with a detailed report based on the compensation of executives serving companies in the 2007 peer group and published compensation survey data.
     The survey information that the Compensation Committee considered with respect to the named executive officers varied. For the Chief Executive Officer and the Chairman of the Board, the Compensation Committee considered survey information for the chief executive officer, chairman of the board not serving as the chief executive officer and/or highest ranking executive officer for (1) groups of oil and gas, energy, or utility and energy companies having annual revenues in various ranges from $100 million to $700 million, (2) companies with annual revenues of less than $500 million, and (3) non-manufacturing companies without regard to annual revenues. For the Executive Vice President – Operations, the Compensation Committee considered survey information for the chief operating officer, highest ranking exploration and production employee and/or an executive vice president for (1) groups of oil and gas or energy companies having annual revenues in various ranges from $100 million to $700 million and (2) non-manufacturing companies without regard to annual revenues. For the Chief Financial Officer, the Compensation Committee considered survey information for the chief financial officer and/or a senior vice president for groups of oil and gas or energy companies having annual revenues in various ranges from $100 million to $700 million. For the Senior Vice President, General Counsel and Secretary, the Compensation Committee considered survey information for the general counsel, highest ranking legal executive and/or a senior vice president for groups of oil and gas or energy companies having annual revenues in various ranges from $100 million to $700 million. For the Vice President – U.S. Operations, the Compensation Committee considered survey information for the highest ranking operations executive, a vice president or the sector head for groups of oil and gas or energy companies having annual revenues in various ranges from $100 million to $700 million.
     The Chief Executive Officer recommended to the Compensation Committee that the named executive officers receive a modest increase for 2007. Based on the Chief Executive Officer’s recommendation, and after consultation with Longnecker, in November 2006, the Compensation Committee increased Mr. Glenn Darden’s salary, and recommended to the Board increases in the other named executive officers’ salaries (which the Board subsequently approved), as follows:

Salary Increase
Executive	($)
Glenn Darden	12,760
Thomas F. Darden	12,760
Jeff Cook	11,093
Philip W. Cook	10,133
John C. Cirone	9,773
William S. Buckler	9,733
     Bonuses
     Discretionary Cash Bonuses. In the first quarter of 2007, the Chief Executive Officer determined that the named executive officers’ total cash compensation was insufficient given competitive conditions in the labor market in the oil and gas exploration and production industry and his evaluation of the levels at which the named executive officers and Quicksilver were performing. After consultation with Longnecker, the Chief Executive Officer recommended discretionary cash bonuses in the amounts in the table set forth below be granted to the named executive officers. On March 19, 2007, after consultation with Longnecker, the Compensation Committee approved the discretionary cash bonuses in the recommended amounts. The Compensation Committee decided to award these bonuses because of the sustained competitive labor market resulting from increased oil and gas exploration and production activities and to incentivize and motivate the executive team.

Amount of Bonus
Executive	($)
Glenn Darden	110,000
Thomas F. Darden	110,000
Jeff Cook	50,000
Philip W. Cook	70,000
John C. Cirone	50,000
William S. Buckler	50,000
     Annual Bonuses. Annual bonus targets are set to reflect a range of award levels that are intended to be competitive with awards offered by other peer companies to reward similarly situated executives. Because payouts under Quicksilver’s annual bonus plan each year are linked to the achievement of overall corporate goals for that year (with the relevant goals and objectives established and communicated near the beginning of each year), these bonuses are designed to incentivize the named executive officers to achieve Quicksilver’s near-term objectives.

     Quicksilver’s Chief Executive Officer, working with information supplied to him by Longnecker and the Chief Financial Officer, Vice President – Human Resources and General Counsel (who, along with the Chief Executive Officer, are collectively referred to in this discussion as “senior management”) formulated a proposed 2007 Executive Bonus Plan, which the Chief Executive Officer presented to the Compensation Committee for consideration in March 2007. The Chief Executive Officer’s proposal recommended annual cash bonuses providing target opportunities sufficient to bring the named executive officers’ total compensation to between the 50th and 75th percentiles of total compensation for similar positions among Quicksilver’s peers. In considering target levels for annual bonuses, the Compensation Committee considered the base salaries of, as well as the average equity grants to, the named executive officers, to be low in relation to that of Quicksilver’s peers and concluded that the annual bonuses should be established at a target level that would result in total compensation being targeted between the 50th and 75th percentiles of total compensation for the peer group. The Compensation Committee also explored with management the likelihood of the Company achieving the targeted performance measures.
     The Compensation Committee requested Longnecker’s conclusions regarding its review of the proposed 2007 Executive Bonus Plan, including the proposed change from “cliff” payouts in prior years for the achievement of levels of performance of 80%, 100% and 120% of budget to “graduated” payments for the achievement of levels of performance measured in 5% increments from 80% to 120% of budget. Longnecker indicated that most companies use graduated payouts. Longnecker also expressed its view that, although Quicksilver’s performance had been exceptional in recent years, the proposed target incentives for the named executive officers were at the high end of the range for similar executives. Longnecker suggested this concern be addressed by awarding a portion of the bonus in equity rather than cash. The Compensation Committee asked the Chief Executive Officer to consider this option and present the Compensation Committee with a revised proposal for the 2007 Executive Bonus Plan consistent with this recommendation.
     Senior management revised its proposal to distribute the annual bonus awards between cash and shares of restricted stock, with the aggregate target incentives being equal to those that it had originally proposed. On April 10, 2007, the Compensation Committee recommended to the Board, and the Board adopted, the 2007 Executive Bonus Plan.
     The Compensation Committee established target and maximum levels with respect to the cash bonus to be paid under the 2007 Executive Bonus Plan for the named executive officers as a percentage of each participant’s base salary for 2007, as follows:

	Cash Bonus
	Target		Maximum
	Percentage	Dollar	Percentage	Dollar
	of	Amount	of	Amount
Name	Base Pay	($)	Base Pay	($)
Glenn Darden	150%	497,655	300%	995,310
Thomas F. Darden	150%	497,655	300%	995,310
Jeff Cook	100%	288,413	200%	576,826
Philip W. Cook	85%	223,935	170%	447,870
John C. Cirone	70%	177,865	140%	355,730
William S. Buckler	70%	177,137	140%	354,274

     The Compensation Committee also established target and maximum levels with respect to the restricted stock bonus to be paid under the 2007 Executive Bonus Plan for the named executive officers, expressed as a percentage of each participant’s base salary for 2007, as follows:

	Restricted Stock Bonus
	Target		Maximum
	Percentage	Dollar	Percentage	Dollar
	of	Value	of	Value
Name	Base Pay	($)	Base Pay	($)
Glenn Darden	100%	331,770	200%	663,540
Thomas F. Darden	100%	331,770	200%	663,540
Jeff Cook	60%	173,048	120%	346,096
Philip W. Cook	55%	144,899	110%	289,798
John C. Cirone	30%	76,228	60%	152,456
William S. Buckler	30%	75,916	60%	151,832
The plan provided that the number of shares of restricted stock to be received as a bonus would be determined by dividing the applicable dollar amount of the bonus by the closing market price of Quicksilver’s common stock on the date of grant (i.e., the payment date).
     The Compensation Committee, based on the recommendations of senior management, established the performance measures, the relative weight to be assigned to each performance measure and the percentage of target bonus to be awarded for various performance levels with respect to each performance measure, as set forth in the 2007 Executive Bonus Plan. Bonus amounts under the program are based on actual performance relative to the established performance targets and weightings. The plan also provided for payment of 50% of the target payout if the level of achievement for a performance measure is less than 80% but more than 50% of budget and for incremental payouts if the level of performance achieved equals or exceeds 80% of budget but is less than 120% of budget, with a maximum payout for 120% of budget. The Compensation Committee has discretion to adjust downward a named executive officer’s potential award based on qualitative individual performance measures. In addition, if at least 50% of budget is not achieved for a performance measure, the Compensation Committee has the discretion to pay a named executive officer an amount not to exceed 25% of the individual’s target amount with respect to that performance measure. The Compensation Committee believes that paying such bonuses in appropriate circumstances could advance Quicksilver’s objectives of attracting, retaining and motivating talented executives.
     The 2007 Executive Bonus Plan also provides that the performance levels are to be calculated to exclude the effects of any extraordinary or nonrecurring events, changes in accounting principles, acquisitions or divestitures, and may be otherwise adjusted as permitted in the Amended and Restated 2006 Equity Plan that the performance targets may be modified in circumstances in which the Compensation Committee deems such modification appropriate and equitable. On November 1, 2007, Quicksilver completed its divestiture of all of its properties in Michigan, Indiana and Kentucky to BreitBurn Operating L.P., and in February 2008, the Compensation Committee adopted modified performance targets to take into account this transaction.

     Each performance measure (as defined in the 2007 Executive Bonus Plan), its assigned weight, the level at which its achievement would result in payment of the target and maximum amounts (as modified to take into account the effects of the divestiture to BreitBurn Operating L.P.), and the level at which it was actually achieved, all as determined by the Compensation Committee for the 2007 Executive Bonus Plan, are set forth in the table below.

			Percentage	Percentage of
			of Budget	Budget	Percentage of
Performance	Assigned		for Target	for Maximum	Budget
Measure	Weight	Budget	Payout	Payout	Achieved
Earnings per share	20%	$ 1.09	100%	120%	128%
Cash flow from operations	20%	$ 264,874,000	100%	120%	120%
Production	35%	74,129 Mmcfe	100%	120%	105%
Reserve growth	25%	54%	100%	120%	120%
     Based on Quicksilver’s achievements of performance levels with respect to the performance measures, as adjusted pursuant to the plan to exclude the effects of Quicksilver’s divestiture of assets to BreitBurn Operating L.P., each of the named executive officers received 174% of his target bonus payout. Accordingly, the named executive officers received the following annual bonuses:

		Restricted Stock Bonus
	Cash Bonus	Dollar Amount	Number of
Name	($)	($)	Shares
Glenn Darden	864,924	576,616	16,470
Thomas F. Darden	864,924	576,616	16,470
Jeff Cook	501,262	300,757	8,591
Philip W. Cook	389,199	251,835	7,193
John C. Cirone	309,130	132,484	3,784
William S. Buckler	307,864	131,942	3,769
The cash bonuses were paid on February 20, 2008 and are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for 2007. The shares of restricted stock were granted under the Amended and Restated 2006 Equity Plan, have a grant date of February 20, 2008, and are subject to each grant vesting one-third on each of the first three anniversaries of the date of grant.
     Long-Term Equity Awards
     In November 2006, the Compensation Committee considered appropriate long-term incentive awards for 2007. Based on discussions with Longnecker and the Chief Executive Officer, the Compensation Committee determined that awards of restricted stock grants should be in amounts targeting the 75th percentile for long-term equity, and that, when considered with other compensation, result in targeting between the 50th and 75th percentiles for total compensation, of similarly positioned executives in the 2007 peer group. In reviewing the Longnecker reports, the Compensation Committee noted that 2006 total compensation for the Chief Executive Officer and the Chairman of the Board were below the 50th percentile. Based on these factors and Quicksilver’s performance, and consistent with the Compensation Committee’s policy to grant long-term incentive awards near the beginning of each year, effective January 1, 2007, the Compensation Committee made grants of restricted stock to the named executive officers under the Amended and Restated 2006 Equity Plan as set forth under “Executive Compensation – Grants of Plan-Based Awards in 2007.” The shares subject to each grant vest one-third on each of the first three anniversaries of the date of grant. The Compensation Committee’s practice is to grant long-term incentive awards near the beginning of each year to align the performance periods for the awards with Quicksilver’s fiscal periods.
     In August 2007, in connection with the initial public offering of common units of our subsidiary, KGS, the board of directors of the general partner of KGS determined that it would be desirable to grant equity-based awards to the named executive officers in order to encourage them to think and act like owners of KGS, to provide them additional incentives to advance the interest of KGS and the unitholders of KGS, and to enhance their commitment to KGS’s success. Accordingly, the board of directors of the general partner of KGS awarded phantom units to the named executive officers under KGS’s 2007 Equity Plan effective immediately after the completion of KGS’s initial public offering. The phantom unit awards vest one-third on each of the first three anniversaries of the grant date (or the named executive officer’s death or disability or a change in control) and are to be settled in cash as soon as practicable upon vesting. For the named executive officers other than Mr. Thomas Darden, who serves as the President and Chief Executive Officer of KGS’s general partner, the amounts of awards were determined by the board of directors of KGS’s general partner based on the recommendations of Mr. Thomas Darden and his evaluation of the performance of each such executive. In addition, the board of directors of KGS’s general partner considered the appropriateness of the amounts awarded relative to the desired effect of the awards in motivating the named executive officers to achieve the goals of KGS.
     Retirement Benefits
     In 2007, Quicksilver made contributions to Quicksilver’s 401(k) plan on behalf of each of the named executive officers. In addition, all outstanding equity awards granted to named executive officers generally vest immediately upon qualified retirement.
     Perquisites and Other Benefits
     Quicksilver does not view perquisites as a significant element of compensation and, accordingly, limits the use of perquisites. During 2007, the named executive officers were reimbursed for club memberships and dues. The named executive officers are also eligible to receive the health, dental, vision, life, accidental death and dismemberment, and long-term disability insurance generally available to all Quicksilver U.S. employees.
Overview of 2008 Compensation
     General
     In 2008, Quicksilver’s management determined that the company would benefit from additional expert input on compensation matters and employed Hewitt Associates LLC (“Hewitt”) to assist the company in establishing compensation levels, including those of the named executive officers. Longnecker continued to serve as the independent compensation consultant employed by the Compensation Committee. Accordingly, the Compensation Committee received input from senior management, Hewitt and Longnecker in arriving at the compensation packages for the named executive officers for 2008. Effective February 29, 2008, Mr. Buckler resigned from his position with Quicksilver and is not included in the discussion of 2008 compensation.
     Once again, the Compensation Committee considered peer-group information, with Quicksilver’s 2008 peer group consisting of the following small to midsize publicly-traded companies engaged in oil and natural gas production and exploration: Newfield Exploration Company, Forest Oil Corp., Cimarex Energy Co., Petrohawk Energy Corporation, Plains Exploration & Production Company, Range Resources Corporation, Southwestern Energy Company, Whiting Petroleum Corporation, Encore Acquisition Company, Denbury Resources Inc., St. Mary Land & Exploration Company, Comstock Resources, Inc. and Cabot Oil & Gas Corporation. Due to the acquisition of The Houston Exploration Company by Forest Oil Corp. and the merger of Pogo Producing Company into Plains Exploration & Production Company in 2007, Quicksilver reconsidered the composition of our peer group. After consultation among the Compensation Committee, senior management and the compensation consultants, Newfield Exploration Company, Southwestern Energy Resources and Comstock Resources, Inc. were added to the peer group for 2008. As in the past, the Compensation Committee also considered information from salary surveys, including information supplied from Hewitt and Longnecker.
     The Compensation Committee also determined it would be appropriate for a portion of the long-term equity-based awards to consist of stock options. Finally, as discussed in more detail below under “—Long-Term Equity Awards,” the initial public offering of common units of a subsidiary of Quicksilver resulted in changes in the equity-based compensation received by the named executive officers.

     Base Salaries
     In consultation with senior management, Hewitt and Longnecker, the Compensation Committee approved the following increases in the base salaries of the named executive officers in November 2007:

	Salary Increase	Salary Increase
Name	($)	(%)
Glenn Darden	108,230	25
Thomas F. Darden	108,230	25
Jeff Cook	76,587	21
Philip W. Cook	51,547	16
John C. Cirone	20,907	8
The base salary increases for the Chief Executive Officer and Chairman of the Board were higher relative to those of the other named executive officers because of salary compression concerns. The Compensation Committee believes these base salary increases more closely align Quicksilver’s internal pay equity with that of companies in its peer group.
     Bonuses
     Consistent with Quicksilver’s compensation strategies and in consultation with senior management and the compensation consultants, in the fourth quarter of 2007 the Compensation Committee approved the 2008 Executive Bonus Plan. The structure of the 2008 Executive Bonus Plan is similar to that of the 2007 Executive Bonus Plan. As a percentage of base pay, the target and maximum opportunities are the same as those provided to the named executive officers last year. However, the specified company performance measures were revised for the 2008 Executive Bonus Plan.
     The 2008 cash and restricted stock bonuses are based upon the following company performance measures (as defined in the 2008 Executive Bonus Plan), each with the assigned weight indicated:

Performance	Assigned
Measure	Weight
Cash flow from operations	15%
Earnings per share	15%
Finding and development costs	10%
Production	30%
Reserves	30%
     Long-Term Incentive Awards
     For long-term incentive compensation in the form of equity-based awards, senior management and the Compensation Committee, in consultation with Hewitt and Longnecker, considered the mix of long-term incentive awards. For the prior two years, Quicksilver’s equity-based awards to the named executive officers consisted entirely of restricted stock grants. Based on the belief that stock options provide a greater performance incentive than restricted stock (because stock options will ultimately deliver value only to the extent the price of Quicksilver common stock at the time of the exercise exceeds the exercise price) and evidence of an increasing trend of companies to include grants of stock options as part of their long-term incentive compensation portfolio, the Chief Executive Officer recommended to the Compensation Committee that, in addition to restricted stock, a portion of the grant should be in the form of stock options. The Chief Executive Officer further recommended that 50% of the value of total Quicksilver equity-based award grant to each named executive officer should be in the form of restricted stock, with the remaining 50% in the form of stock options. The Compensation Committee, after consultation with the compensation consultants, concurred with these recommendations and the underlying rationales.
     The executive officers of Quicksilver are also the executive officers to the sole general partner of KGS. Pursuant to the Omnibus Agreement among Quicksilver, the general partner and KGS, KGS is allocated a portion of the costs associated with the compensation and benefits provided by Quicksilver to the named executive officers.

     In discussing the allocation to KGS of a portion of the cost of providing compensation and benefits to the named executive officers, Quicksilver’s Chief Executive Officer (who serves as the Chairman of the Board of the general partner) determined that, for 2008, it would be appropriate for KGS to bear a portion of these costs in two forms. First, KGS will be allocated a percentage of costs for the base salary and benefits provided by Quicksilver, generally based on the estimated percentage of time the named executive officers devote to KGS versus Quicksilver in 2008. The second component would be in the form of equity, as to which KGS would provide 25% of the total long-term incentive equity awards payable to each named executive officer, because KGS was not allocated any portion of the annual bonuses provided to the named executive officers by Quicksilver. The Chief Executive Officer also considered that grants of KGS equity awards would encourage the named executive officers to think and act like owners of KGS as well as Quicksilver.
     Based on the foregoing considerations, after consultation with Hewitt, the Chief Executive Officer proposed to the Compensation Committee that the long-term incentive compensation provided to the named executive officers in the form of equity-based awards consist of three components in the following percentages (based on grant date values) for 2008: options to purchase Quicksilver common stock (37.5%); restricted shares of Quicksilver common stock (37.5%); and awards of partnership phantom units payable in common units (25%). In the case of Mr. Jeff Cook, the Chief Executive Officer recommended that he receive an additional grant of restricted shares in recognition of his superior performance.
     The Compensation Committee, in consultation with Longnecker, determined this structure to be appropriate. The structure was presented to the board of directors of the general partner of KGS (which consists of four Quicksilver executives and three members independent of Quicksilver), which concurred that this structure is appropriate and approved the grant of phantom units to the named executive officers.
     Accordingly, in December 2007, the Compensation Committee approved the Quicksilver equity grants, and in November 2007, the board of directors of the general partner of KGS approved the KGS equity grants, all to be effective January 2, 2008, to the named executive officers as follows (with Quicksilver equity grants adjusted for a two-for-one stock split effected in the form of a stock dividend in January 2008):

	Number of Shares
	of Common Stock	Number of Shares	Number of KGS
Name	Underlying Options	of Restricted Stock	Phantom Units
Glenn Darden	72,340	36,474	29,813
Thomas F. Darden	72,340	36,474	29,813
Jeff Cook	36,496	18,402	15,041
Philip W. Cook	28,676	14,458	11,818
John C. Cirone	16,944	8,544	6,983
     The stock options and restricted shares have terms consistent with equity awards previously granted by Quicksilver. The KGS phantom units vest one-third on the first business day occurring on or after each of the first three anniversaries of the date of grant (or the named executive officer’s death or disability or a change-in-control) and are to be settled in common units of the partnership immediately upon vesting.
Change in Control Arrangements
     Quicksilver has adopted certain change in control plans and certain features in its incentive compensation plans that relate to a change in control of Quicksilver. These plans are intended to provide for continuity of management in the event of a change in control of Quicksilver.
     On August 24, 2004, the Board adopted the Executive Change in Control Retention Incentive Plan, in which each of the named executive officers participates. Severance benefits are provided if, within a specified period after a change in control occurs, there is an involuntary termination of the individual (including termination for specified “good reason” events). The Board adopted the “double trigger” provision because the Board determined that (1) an individual who retained his or her position after a change in control should not receive a severance benefit simply because a change in control occurred. The benefits provided upon involuntary termination under the plan include lump sum payments of three times the sum of the named executive officer’s base salary plus benchmark bonus and also include certain medical and group life insurance coverage. In addition, upon a change in control, all of the named executive officer’s outstanding equity awards and the individual’s account balance under the 401(k) plan, to the extent permitted by law, immediately become non-forfeitable and exercisable, as applicable. If a named executive officer participating in the plan remains employed by Quicksilver for six months following a change in control, the named executive officer would be entitled to a retention bonus equal to one-half of the individual’s base salary, payable as a lump sum payment. The Board adopted this provision to encourage the named executive officers to remain with the acquired company for a sufficient period of time after a change in control to assist with a successful transition. In addition, the 2007 Executive Bonus Plan provides that if a change in control occurs during the plan year, each named executive officer will receive a lump sum cash payment equal to his maximum potential payout under the plan for the full plan year, and the agreements evidencing awards of Quicksilver’s options, restricted stock and restricted stock units and awards of KGS’s phantom units provide that those awards vest upon the occurrence of a change in control. The Compensation Committee believes that these change-in-control arrangements help to maintain the named executive officers’ objectivity in decision making, provide a retention incentive in circumstances where executive continuity may be particularly important and retention risks may be particularly acute, and otherwise align the interests of the named executive officers with those of Quicksilver’s stockholders.
Section 162(m)
     Section 162(m) of the Internal Revenue Code of 1986 places a limit of $1 million on the amount of compensation that may be deducted by Quicksilver in any one fiscal year with respect to the Chief Executive Officer and the other three most highly compensated individuals (other than the Chief Financial Officer) who are executive officers as of the end of the fiscal year. This deduction limitation, however, does not apply to certain “performance based” compensation. It is the Compensation Committee’s general policy to consider whether particular payments and awards are deductible for federal income tax purposes, along with such other factors as may be relevant in the circumstances, in establishing executive compensation programs.

Summary Compensation Table
     The following table sets forth certain information regarding the compensation of the Chief Executive Officer, the Chief Financial Officer and the three most highly-compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer who served as an executive officer as of December 31, 2007, and one individual who would have been one of those three most highly-compensated executive officers but did not serve as an executive officer as of December 31, 2007. These six individuals are also referred to as the named executive officers.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)
Glenn Darden	2007	331,770	110,000	956,153	41,236	864,924	22,240 (6)	2,326,323
President and Chief Executive Officer	2006	309,020	—	361,809	89,347	189,146	28,970	978,292

Philip W. Cook	2007	263,453	70,000	415,706	—	389,199	18,450	1,156,808
Senior Vice President — Chief Financial Officer	2006	243,330	—	189,854	—	99,000	49,166	581,350

Thomas F. Darden	2007	331,770	110,000	956,153	41,236	864,924	17,623	2,321,706
Chairman of the Board	2006	309,020	—	361,809	89,347	189,146	28,221	977,543

Jeff Cook	2007	288,413	50,000	514,710	33,715	501,262	17,828 (6)	1,405,928
Executive Vice President — Operations	2006	267,330	—	255,766	71,585	130,680	27,688	753,049

John C. Cirone	2007	254,093	50,000	394,704	21,591	309,130	19,564	1,049,082
Senior Vice President, General Counsel and Secretary	2006	234,330	—	186,668	46,063	95,288	27,248	589,597

William S. Buckler (7)	2007	253,053	100,000	375,962	4,796	307,864	19,296	1,060,971
Vice President — U.S. Operations

(1)	For 2007, this column reports the discretionary bonuses awarded to the named executive officers in March 2007. For further information regarding these bonuses, see “—Compensation Discussion and Analysis—Overview of 2007 Compensation—Bonuses—Discretionary Cash Bonuses.”

(2)	For 2007, this column reports the dollar amounts recognized for financial statement reporting purposes with respect to the year ended December 31, 2007, for the fair value of Quicksilver restricted stock and restricted stock units granted in 2007 as well as in prior fiscal years and KGS phantom units granted in 2007, in accordance with FAS 123(R). For 2006, this column reports the dollar amounts recognized for financial statement reporting purposes with respect to the year ended December 31, 2006, for the fair value of restricted stock and restricted stock units granted in 2006 as well as in prior fiscal years, in accordance with FAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Additional information regarding the calculation of these amounts is included in Note 2 and Note 19 to Quicksilver’s audited financial statements included in Quicksilver’s Annual Report on Form 10-K for the year ended December 31, 2007.

(3)	No options were awarded in 2007 or 2006. For 2007, this column reports the dollar amounts recognized for financial statement reporting purposes with respect to the year ended December 31, 2007, for the fair value of options granted in years prior to 2007, in accordance with FAS 123(R). For 2006, this column reports the dollar amounts recognized for financial statement reporting purposes with respect to the fiscal year ended December 31, 2006, for the fair value of options granted in fiscal years prior to 2006, in accordance with FAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Additional information regarding the calculation of these amounts is included in Note 2 and Note 19 to Quicksilver’s audited financial statements included in Quicksilver’s Annual Report on Form 10-K for the year ended December 31, 2007.

(4)	For 2007, this column reports the cash portion of the bonus paid to each of the named executive officers under the 2007 Executive Bonus Plan in February 2008. The equity portion of the bonus paid to each of the named executive officers under the 2007 Executive Bonus Plan was granted in the form of restricted shares in February 2008. Because no dollar amount relating to such grants was recognized for financial statement reporting purposes in 2007 in accordance with FAS 123(R), such grants are not reflected in the Summary Compensation Table. The material terms of the 2007 Executive Bonus Plan, including the number and value of restricted shares granted to each of the named executive officers, are described under “—Compensation Discussion and Analysis—Overview of 2007 Compensation—Bonuses—Annual Bonuses.”

(5)	For 2007, for each of the named executive officers, the amount in this column includes company payments of 401(k) plan matching and fixed contributions in an aggregate amount of $15,750 (except for Messrs. Thomas Darden and Jeff Cook for which aggregate payments were $14,468 and $14,512, respectively), club memberships and dues, life insurance premiums, accidental death and dismemberment insurance premiums and long-term disability insurance premiums (except for Messrs. Philip Cook and Buckler, for which Quicksilver did not incur any incremental cost associated with long-term disability insurance premiums). Occasionally, at no incremental cost to Quicksilver, a spouse has accompanied a named executive officer on an aircraft leased by Quicksilver for a business trip.

(6)	In addition to the items listed in footnote 5 above, this amount includes the incremental costs to Quicksilver of personal use by the named executive officer of an aircraft leased by Quicksilver.

(7)	No information is reported for Mr. Buckler for 2006 because he was not a named executive officer in 2006. Mr. Buckler resigned from his position with Quicksilver on February 29, 2008.

Grants of Plan-Based Awards in 2007
     The following table sets forth certain information regarding grants of non-equity and equity awards under the 2007 Executive Bonus Plan, equity awards under the Amended and Restated 2006 Equity Plan and equity awards under KGS’s 2007 Equity Plan made to the named executive officers in fiscal 2007. The 2007 Executive Bonus Plan is described under “Compensation Discussion and Analysis—Overview of 2007 Compensation—Bonuses—Annual Bonuses.” The Amended and Restated 2006 Equity Plan generally allows the Compensation Committee of the Board to make Quicksilver equity grants to directors, executive officers and selected employees and consultants of Quicksilver, and KGS’s 2007 Equity Plan generally allows the board of directors of Quicksilver Gas Services GP LLC to make KGS equity grants to employees, consultants, officers and directors of Quicksilver Gas Services GP LLC and its affiliates, including Quicksilver. All information concerning number of Quicksilver shares and share price has been adjusted for a two-for-one stock split effected in the form of a stock dividend in January 2008.

									All Other
									Stock Awards:		Grant Date
			Estimated Possible Payouts Under			Estimated Possible Payouts Under			Number of		Fair Value of
			Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Shares or Units		Stock and
	Grant		Threshold	Target	Maximum	Threshold	Target	Maximum	of Stock		Option Awards
Name	Date		($)	($)	($)	($)	($)	($)	(#)		($)(1)
Glenn Darden	1/1/07		—	—	—	—	—	—	84,000	(2)	1,537,200
	8/10/07								10,000	(3)	213,600
	—	(4)	0	497,655	995,310	0	331,770	663,540	—		—

Philip W. Cook	1/1/07		—	—	—	—	—	—	32,000	(2)	585,600
	8/10/07								5,000	(3)	106,800
	—	(4)	0	223,935	447,870	0	144,899	289,798	—		—

Thomas F. Darden	1/1/07		—	—	—	—	—		84,000	(2)	1,537,200
	8/10/07								10,000	(3)	213,600
	—	(4)	0	497,655	995,310	0	331,770	663,540	—		—

Jeff Cook	1/1/07		—	—	—	—	—	—	34,000	(2)	622,200
	8/10/07								5,000	(3)	106,800
	—	(4)	0	288,413	576,826	0	173,048	346,096	—		—

John C. Cirone	1/1/07		—	—	—	—	—	—	28,000	(2)	512,400
	8/10/07								4,000	(3)	85,440
	—	(4)	0	177,865	355,730	0	76,228	152,456	—		—

William S. Buckler	1/1/07		—	—	—	—	—	—	28,000	(5)	512,400
	8/10/07								3,000	(6)	64,080
	—	(4)	0	177,137	354,274	0	75,916	151,832	—		—

(1)	This column shows the grant date fair value calculated in accordance with FAS 123(R) of equity awards granted to the named executive officers in 2007. Generally, the full grant date fair value is the amount Quicksilver would expense in its financial statements over the award’s vesting schedule.

(2)	Number of shares of restricted stock granted to the named executive officer under the Amended and Restated 2006 Equity Plan. On November 14, 2006, the Compensation Committee approved the grants of shares of restricted stock to the named executive officers with each grant to be effective January 1, 2007. Restrictions on these shares lapsed as to one-third of the shares on January 1, 2008, and will lapse as to one-third of these shares on each of January 1, 2009 and 2010. These restrictions may lapse earlier upon death, disability, qualified retirement or a change in control (see “—Potential Payments upon Termination or in Connection with a Change in Control”).

(3)	Number of phantom units granted to the named executive officer under KGS’s 2007 Equity Plan, which will settle in cash upon vesting. On July 27, 2007, the board of directors of the general partner of KGS approved the grants of phantom units to the named executive officers with each grant to be effective August 10, 2007. The phantom units subject to these grants vest one-third on each of August 10, 2008, 2009 and 2010. These phantom units may vest earlier upon death, disability, qualified retirement or a change in control (see “—Potential Payments upon Termination or in Connection with a Change in Control”).

(4)	The 2007 Executive Bonus Plan was adopted April 10, 2007. On February 20, 2008, the following amounts were paid to the named executive officers:

		Restricted Stock Bonus
		Dollar	Number
Name	Cash Bonus ($)	Amount ($)	of Shares (#)
Glenn Darden	864,924	576,616	16,470
Philip W. Cook	389,199	251,835	7,193
Thomas F. Darden	864,924	576,616	16,470
Jeff Cook	501,262	300,757	8,591
John C. Cirone	309,130	132,484	3,784
William S. Buckler	307,864	131,942	3,769

(5)	Number of shares of restricted stock granted to Mr. Buckler under the Amended and Restated 2006 Equity Plan. On November 14, 2006, the Compensation Committee approved the grants of shares of restricted stock to the named executive officers with each grant to be effective January 1, 2007. Restrictions on these shares lapsed as to one-third of the shares on January 1, 2008, and, upon his resignation from his position with Quicksilver, effective February 29, 2008, Mr. Buckler forfeited the remaining two-thirds of these shares.

(6)	Number of phantom units granted to Mr. Buckler under KGS’s 2007 Equity Plan. On July 27, 2007, the board of directors of the general partner of KGS approved the grants of phantom units to the named executive officers with each grant to be effective August 10, 2007. Upon his resignation from his position with Quicksilver, Mr. Buckler forfeited these phantom units.

Outstanding Equity Awards at Fiscal Year-End in 2007
     The following table sets forth information regarding the December 31, 2007, holdings by the named executive officers of Quicksilver options, restricted stock and restricted stock units and KGS phantom unit awards. Each equity grant is shown separately for each named executive officer. All information concerning number of Quicksilver shares and share price has been adjusted for a two-for-one stock split effected in the form of a stock dividend in January 2008.

	Option Awards						Stock Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying					Number of		Market Value of
	Unexercised	Unexercised		Option			Shares or Units		Shares or Units
	Options	Options		Exercise	Option		of Stock That		of Stock That
	(#)	(#)		Price	Expiration		Have Not Vested		Have Not Vested
Name	Exercisable	Unexercisable		($)	Date		(#)		($)(1)(2)
Glenn Darden	33,048	—		3.68	02/11/08
	54,000	36,000	(3)	5.505	01/07/10
	34,126	—		11.9167	12/21/09
							6,092	(4)	181,511
							14,666	(5)	436,973
							22,000	(6)	655,490
							84,000	(7)	2,502,780
							10,000	(8)	250,200

Philip W. Cook							6,666	(5)	198,613
							18,000	(6)	536,310
							32,000	(7)	953,440
							5,000	(8)	125,100

Thomas F. Darden	18,000	36,000	(3)	5.505	01/07/10
	34,126	—		11.9167	01/21/09
							6,092	(4)	181,511
							14,666	(9)	436,973
							22,000	(10)	655,490
							84,000	(7)	2,502,780
							10,000	(8)	250,200

Jeff Cook	—	32,808	(3)	5.505	01/07/10
	8,242	—		11.9167	12/21/09
							4,375	(4)	130,353
							7,332	(5)	218,457
							20,000	(6)	595,900
							34,000	(7)	1,013,030
							5,000	(8)	125,100

John C. Cirone	2,448	—		3.68	02/11/08
	19,896	19,896	(3)	5.505	01/07/10
	16,882	—		11.9167	12/21/09
							4,666	(9)	139,023
							16,000	(10)	476,720
							28,000	(7)	834,260
							4,000	(8)	100,080

William S. Buckler	12,600	8,400	(11)	5.505	01/07/10	(11)	1,550	(12)	46,182
							4,666	(13)	139,023
							16,000	(10)	476,720
							28,000	(14)	834,260
							3,000	(15)	75,060

(1)	The market value of stock awards is based on the closing market price of Quicksilver common stock on December 31, 2007, the last trading day of fiscal 2007, which was $29.795.

(2)	The market value of phantom unit awards is based on the closing market price of KGS common units on December 31, 2007, the last trading day of fiscal 2007, which was $25.02.

(3)	The option became exercisable with respect to one-half of these shares on January 7, 2008; the option will become exercisable with respect to one-half of these shares on January 7, 2009.

(4)	All of these shares of restricted stock vested on February 8, 2008.

(5)	One-half of these shares of restricted stock vested on January 26, 2008; the remaining one-half of these shares of restricted stock will vest on January 26, 2009.

(6)	All of these shares of restricted stock will vest on January 26, 2009.

(7)	One-third of these shares of restricted stock vested on January 1, 2008, and one-third of these shares will vest on each of January 1, 2009 and 2010.

(8)	One-third of the phantom units subject to these grants will vest on each of August 10, 2008, 2009 and 2010.

(9)	One-half of these restricted stock units vested on January 26, 2008; the remaining one-half of these restricted stock units will vest on January 26, 2009.

(10)	All of these restricted stock units will vest on January 26, 2009.

(11)	The option became exercisable with respect to 4,200 of these shares on January 7, 2008. In connection with his resignation from his position with Quicksilver, the portion of the option that became exercisable on January 7, 2008, expires on May 29, 2008, and the remaining portion of the unexercisable option was forfeited effective February 29, 2008.

(12)	Upon his resignation from his position with Quicksilver, Mr. Buckler forfeited all of these shares of restricted stock.

(13)	One-half of these shares of restricted stock vested on January 26, 2008, and upon his resignation from his position with Quicksilver, Mr. Buckler forfeited the remaining one-half of these shares of restricted stock.

(14)	One-third of these shares of restricted stock vested on January 1, 2008, and upon his resignation from his position with Quicksilver, Mr. Buckler forfeited the remaining two-thirds of these shares of restricted stock.

(15)	Upon his resignation from his position with Quicksilver, Mr. Buckler forfeited all of these phantom units.

Option Exercises and Stock Vested in 2007
     The following table sets forth information regarding the aggregate options exercised by the named executive officers in 2007 and restricted stock or restricted stock units held by the named executive officers that became vested during 2007. All information concerning number of shares and share price has been adjusted for a two-for-one stock split effected in the form of a stock dividend in January 2008.

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized
	Acquired on Exercise	Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)
Glenn Darden (1)	—	—	13,426	257,147
Philip W. Cook (2)	—	—	3,334	62,479
Thomas F. Darden (3)	—	—	13,426	257,147
Jeff Cook (4)	93,232	1,565,900	8,043	154,707
John C. Cirone (5)	—	—	8,232	167,423
William S. Buckler (6)	—	—	3,884	76,281

(1)	Restrictions with respect to 7,334 shares of Mr. Glenn Darden’s restricted stock lapsed on January 26, 2007, when the market price of the common stock was $18.74 per share; and restrictions with respect to 6,092 shares of Mr. Darden’s restricted stock lapsed on February 8, 2007, when the market price of the common stock was $19.65 per share.

(2)	Restrictions with respect to 3,334 shares of Mr. Philip Cook’s restricted stock lapsed on January 26, 2007, when the market price of the common stock was $18.74 per share.

(3)	Restrictions with respect to 7,334 of Mr. Thomas Darden’s restricted stock units lapsed on January 26, 2007, when the market price of the common stock was $18.74 per share; and restrictions with respect to 6,092 shares of Mr. Darden’s restricted stock lapsed on February 8, 2007, when the market price of the common stock was $19.65 per share.

(4)	Mr. Jeff Cook exercised options to purchase 27,540, 49,212 and 16,480 shares of common stock at exercise prices of $3.68, $5.505 and $11.9167 per share, respectively, on September 25, 2007, when the market price of the common stock was $22.895 per share. Restrictions with respect to 3,668 shares of Mr. Cook’s restricted stock lapsed on January 26, 2007, when the market price of the common stock was $18.74 per share; and restrictions with respect to 4,375 shares of Mr. Cook’s restricted stock lapsed on February 8, 2007, when the market price of the common stock was $19.65 per share.

(5)	Restrictions with respect to 2,334 of Mr. Cirone’s restricted stock units lapsed on January 26, 2007, when the market price of the common stock was $18.74 per share; restrictions with respect to 2,948 shares of Mr. Cirone’s restricted stock lapsed on February 8, 2007, when the market price of the common stock was $19.65 per share; and restrictions with respect to 2,950 shares of Mr. Cirone’s restricted stock lapsed on September 19, 2007, when the market price of the common stock was $22.29 per share.

(6)	Restrictions with respect to 2,334 of Mr. Buckler’s restricted stock units lapsed on January 26, 2007, when the market price of the common stock was $18.74 per share; and restrictions with respect to 1,550 shares of Mr. Buckler’s restricted stock lapsed on April 21, 2007, when the market price of the common stock was $21.00 per share.

Potential Payments upon Termination or in Connection with a Change in Control
     Death, Disability and Retirement
     Under the terms of both the 2007 Executive Bonus Program and the 2008 Executive Bonus Plan, if a named executive officer dies or becomes disabled and unable to work during the plan year, the executive is entitled to receive from Quicksilver a pro-rated award based on the number of calendar days that the executive participated in the year prior to death or disability, and any award under the plan attributable to an equity award will be paid in a lump sum cash payment rather than shares of restricted stock.
     Under the agreements covering the outstanding shares of restricted stock and restricted stock units awarded to each of the named executive officers under the Amended and Restated 1999 Stock Option and Retention Stock Plan, the vesting of those shares is accelerated upon death, disability or retirement after attaining age 55 and completing five years of service with Quicksilver. Under the agreements covering options granted under the 1999 Stock Option and Retention Stock Plan, the vesting of those options is accelerated upon death, disability or retirement after attaining age 55 and completing five years of service with Quicksilver. Under the agreements covering the outstanding shares of restricted stock awarded to each of the named executive officers under the Amended and Restated 2006 Equity Plan, the vesting of those shares is accelerated upon death, disability or retirement after attaining age 62 and completing five years of service with Quicksilver. Under the agreements covering the outstanding phantom units awarded to each of the named executive officers under KGS’s 2007 Equity Plan, the vesting of those units is accelerated upon death or disability.
     Change in Control Payments
     Pursuant to the terms of both the 2007 Executive Bonus Plan and the 2008 Executive Bonus Plan, if a change of control occurs during the applicable plan year, each named executive officer is entitled to receive, within 30 days after the change-in-control event, his maximum possible payout under the plan for the full plan year, with any award under the plan attributable to an equity award to be paid in a lump sum cash payment rather than equity. If any payments under either plan would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, then the payments to be paid under the applicable plan will be reduced to the minimum extent necessary (but not to less than zero) so that no portion of such payment, as so reduced, constitutes an excess parachute payment, provided that the foregoing reduction will be made only if and to the extent that such reduction would result in an increase in the aggregate payment to be provided, determined on an after-tax basis (taking into account the amount of the excise tax imposed pursuant to Section 4999 of the Internal Revenue Code, any tax imposed by any comparable provision of state law, and any applicable federal, state and local income and employment taxes).
     In addition, options, shares of restricted stock, restricted stock units and phantom units held by the named executive officers vest upon the occurrence of a change in control pursuant to the terms of those award agreements.
     Change in Control Termination Payments
     Under the terms of the Quicksilver Resources Inc. Executive Change in Control Retention Incentive Plan, if, within two years after a change in control occurs, there is an involuntary termination of a named executive officer (including termination for specified “good reason” events), the named executive officer is entitled to:
•	a lump sum payment from Quicksilver of three times the sum of the executive’s base salary plus benchmark bonus;

•	accelerated vesting of all option and restricted stock awards held by the executive;

•	continued group medical insurance coverage, paid by Quicksilver, for two years following the termination date; and

•	continued group life insurance coverage, paid by Quicksilver, for two years following the termination date.

In addition, to the extent permitted by law, the executive’s 401(k) Plan account balances will become fully vested and nonforfeitable (to the extent such account balances are not already fully vested and nonforfeitable). The named executive officers must execute a general release to obtain these payments and benefits. If any amount or benefit to be paid or provided under the plan would be an “excess parachute payment,” within the meaning of Section 280G of the Internal Revenue Code, then the payments and benefits to be paid or provided under the plan will be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes an excess parachute payment; provided, however, that the foregoing reduction will be made only if and to the extent that such reduction would result in an increase in the aggregate payment and benefits to be provided, determined on an after-tax basis (taking into account the excise tax imposed pursuant to Section 4999 of the Internal Revenue Code, any tax imposed by any comparable provision of state law, and any applicable federal, state and local income and employment taxes).
     Change in Control Retention Bonuses
     Under the Quicksilver Resources Inc. Executive Change in Control Retention Incentive Plan, each of the named executive officers who remains employed by Quicksilver throughout the six-month period following a change in control is entitled to a cash retention bonus equal to one-half of the executive’s base salary, without regard to whether the executive is or ever will become entitled to severance benefits under the plan. If any amount or benefit to be paid or provided under the plan would be an “excess parachute payment,” within the meaning of Section 280G of the Internal Revenue Code, then the payments and benefits to be paid or provided under the plan will be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes an excess parachute payment; provided, however, that the foregoing reduction will be made only if and to the extent that such reduction would result in an increase in the aggregate payment and benefits to be provided, determined on an after-tax basis (taking into account the excise tax imposed pursuant to Section 4999 of the Internal Revenue Code, any tax imposed by any comparable provision of state law, and any applicable federal, state and local income and employment taxes).

     Potential Payments upon Termination or Change in Control Table
     The following table sets forth the payments that each of the named executive officers could receive upon the occurrence of any of the events described below. The payments set forth in the table are based on the assumption that the event occurred on December 31, 2007, the last business day of 2007. The amounts shown in the table do not include payments and benefits, such as accrued salary and accrued vacation, to the extent that they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. All information concerning number of shares and share price of Quicksilver has been adjusted for a two-for-one stock split effected in the form of a stock dividend in January 2008.

					Acceleration of
					Equity-Based Awards
					Restricted
					Stock,
					Restricted
					Stock Units
				Short-Term	or KGS
		Retention	Cash	Incentive	Phantom		Insurance
		Bonus	Severance	Compensation	Units	Options	Premiums	Total
Name	Event	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)
Glenn Darden	Death	—	—	1,441,541	4,026,955	874,440	—	6,342,936
	Disability	—	—	1,441,541	4,026,955	874,440	—	6,342,936
	Retirement (7)	—	—	—	—	—	—	—
	Change in control	165,885	3,483,585	1,658,850	4,026,955	874,440	22,756	10,232,471	(8)

Philip W. Cook	Death	—	—	641,034	1,813,463	—	—	2,454,497
	Disability	—	—	641,034	1,813,463	—	—	2,454,497
	Retirement (7)	—	—	—	—	—	—	—
	Change in control	131,727	1,896,862	737,668	1,813,463	—	22,706	4,602,426	(8)

Thomas F. Darden	Death	—	—	1,441,541	4,026,955	874,440	—	6,342,936
	Disability	—	—	1,441,541	4,026,955	874,440	—	6,342,936
	Retirement (7)	—	—	—	—	—	—	—
	Change in control	165,885	3,483,585	1,658,850	4,026,955	874,440	22,756	10,232,471	(8)

Jeff Cook	Death	—	—	802,019	2,082,840	796,906	—	3,681,765
	Disability	—	—	802,019	2,082,840	796,906	—	3,681,765
	Retirement (7)	—	—	—	—	—	—	—
	Change in control	144,207	2,249,621	922,922	2,082,840	796,906	22,756	6,219,252	(8)

John C. Cirone	Death	—	—	441,614	1,550,083	483,274	—	2,474,971
	Disability	—	—	441,614	1,550,083	483,274	—	2,474,971
	Retirement (7)	—	—	—	615,743	483,274	—	1,099,017
	Change in control	127,047	1,524,558	508,186	1,550,083	483,274	10,656	4,203,804	(8)

William S. Buckler	Death	—	—	439,806	1,571,246	204,036	—	2,215,088
	Disability	—	—	439,806	1,571,246	204,036	—	2,215,088
	Retirement (7)	—	—	—	—	—	—	—
	Change in control	126,527	1,518,318	506,106	1,571,246	204,036	22,706	3,948,939	(8)

(1)	This amount is payable only if the named executive officer remains employed by Quicksilver throughout the six-month period following a change in control. Calculated without any reduction that may be required in connection with the limitation on benefits provisions of the Executive Change in Control Retention Incentive Plan relating to “excess parachute payments.”

(2)	This amount is payable only if there is an involuntary termination of the named executive officer within two years after a change in control occurs. Calculated without any reduction that may be required in connection with the limitation on benefits provisions of the Executive Change in Control Retention Incentive Plan relating to “excess parachute payments.”

(3)	Calculated based on the 2007 Executive Bonus Plan, and without any reduction that may be required in connection with the limitation on benefits provisions of the plan relating to “excess parachute payments.”

(4)	This amount reflects the market value, as of December 31, 2007, the last trading day of fiscal 2007, of (a) unvested shares of restricted stock or restricted stock units of Quicksilver that would vest upon the occurrence of the applicable event, and (b) unvested phantom units of KGS that would vest upon the occurrence of the applicable event. The closing market price of the common stock of Quicksilver was $29.795 on December 31, 2007, and the closing market price of KGS common units was $25.02 on December 31, 2007.

(5)	This amount reflects the difference between $29.795, the closing price of the common stock of Quicksilver on December 31, 2007, and the option exercise price of unvested options that would vest upon the occurrence of the applicable event. This amount does not include any amounts that would be realizable by the executive in connection with the exercise of options that were vested but unexercised as of December 31, 2007. For information regarding options that were vested but unexercised as of December 31, 2007, see “—Outstanding Equity Awards at Fiscal Year-End in 2007.”

(6)	For each named executive officer, consists of health insurance and life insurance premiums in the amounts set forth opposite his name:

Name	Health Insurance Premium	Life Insurance Premium
	($)	($)
Glenn Darden	21,604	1,152
Philip W. Cook	21,604	1,102
Thomas F. Darden	21,604	1,152
Jeff Cook	21,604	1,152
John C. Cirone	9,406	1,250
William S. Buckler	21,604	1,102

(7)	As described above under “—Death, Disability and Retirement,” vesting of awards granted under (a) the Amended and Restated 1999 Stock Option and Stock Retention Plan accelerate on retirement after attaining age 55 and completing five years of service and (b) the Amended and Restated 2006 Equity Plan accelerate on retirement after attaining age 62 and completing five years of service. As of December 31, 2007, Mr. Cirone was the only named executive officer who satisfied the age 55 and five years of service condition. The other named executive officers (except for Mr. Buckler, who is no longer employed by Quicksilver) would first satisfy these conditions on the date indicated: Mr. Glenn Darden — September 22, 2010; Mr. Philip Cook — November 12, 2016; Mr. Thomas Darden — July 7, 2008; and Mr. Jeff Cook — July 23, 2011. As of December 31, 2007, none of the named executive officers satisfied the age 62 and five years of service condition. Each of the named executive officers (except for Mr. Buckler, who is no longer employed by Quicksilver) would first satisfy these conditions on the date indicated: Mr. Glenn Darden — September 22, 2017; Mr. Philip Cook — November 12, 2023; Mr. Thomas Darden — July 7, 2015; Mr. Jeff Cook — July 23, 2018; and Mr. Cirone — January 22, 2012.

(8)	This amount reflects both the payment of the retention bonus (see note 1 above) and payment of cash severance and insurance premiums upon involuntary termination (see notes 2 and 6 above).

Compensation Committee Report
     The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis with management of Quicksilver. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in Quicksilver’s Annual Report on Form 10-K for filing with the SEC.
     The foregoing report was submitted by the Compensation Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.
Members of the Compensation Committee

W. Byron Dunn	W. Yandell Rogers, III
James A. Hughes	Mark J. Warner
Steven M. Morris
Compensation Committee Interlocks and Insider Participation
     Messrs. Dunn, Hughes, Morris, Rogers and Warner serve on Quicksilver’s Compensation Committee. Byron Dunn, the son of Quicksilver’s director W. Byron Dunn, serves as a landman for Quicksilver. For more information regarding the compensation received by Byron Dunn for his services see “Certain Relationships and Related Transactions.”
     Messrs. Glenn Darden and Thomas Darden are executive officers and directors of Quicksilver, and Messrs. Jeff Cook and Philip Cook are executive officers of Quicksilver. Each of Messrs. Glenn Darden, Thomas Darden, Jeff Cook and Philip Cook serve as executive officers and directors of Quicksilver Gas Services GP LLC, Quicksilver’s subsidiary. Quicksilver Gas Services GP LLC does not have a compensation committee. Each of Messrs. Glenn Darden, Thomas Darden, Jeff Cook and Philip Cook participated, in his capacity as a director, in the deliberations of the board of directors of Quicksilver Gas Services GP LLC concerning executive officer compensation. For information regarding certain related-party transactions among Quicksilver and the Darden family see “Certain Relationships and Related Transactions.”

AUDIT COMMITTEE REPORT
     Management is responsible for Quicksilver’s system of internal controls and the overall financial reporting process. Quicksilver’s independent registered public accounting firm is responsible for performing an independent audit of Quicksilver’s consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States), and to issue reports thereon. The Audit Committee is responsible for overseeing management’s conduct of the financial reporting process and systems of internal accounting and financial controls.
     The Audit Committee reviewed and discussed with both management and Deloitte & Touche LLP, Quicksilver’s independent registered public accounting firm, all annual and quarterly financial statements prior to their issuance. Management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews by the Audit Committee included discussion with Deloitte & Touche LLP of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended and adopted by the Public Company Accounting Oversight Board, including the quality of Quicksilver’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Deloitte & Touche LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from Deloitte & Touche LLP to the Audit Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Additionally, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of Quicksilver’s internal and disclosure control structure, including its internal control over financial reporting.
     Taking all of these reviews and discussions into account, all of the Audit Committee members, whose names are listed below, recommended to the Board that it approve the inclusion of Quicksilver’s audited financial statements in Quicksilver’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the SEC.
     The foregoing report was submitted by the Audit Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.
Members of the Audit Committee

W. Byron Dunn	W. Yandell Rogers, III
James A. Hughes	Mark J. Warner
Steven M. Morris

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
     The table below summarizes the fees paid to Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”), for the years ended December 31, 2007 and December 31, 2006:

	2007 ($)	2006 ($)
Audit Fees (1)	1,302,000	914,967
Audit-Related Fees (2)	702,400	248,300
Tax Fees (3)	—	—
All Other Fees (4)	—	—

(1)	This amount reflects the aggregate fees billed by the Deloitte Entities for professional services rendered for the audit of Quicksilver’s annual financial statements and the review of the financial statements included in Quicksilver’s quarterly reports on Form 10-Q.

(2)	This amount reflects the aggregate fees billed by the Deloitte Entities for assurance and related services and not described above under “Audit Fees.” In 2007, audit-related services consisted of $50,400 for audits of Quicksilver’s 401(k) Plan, $279,000 for assurance services related to the initial public offering of the common units of our subsidiary KGS and $373,000 for assurance services related to the divestiture of Quicksilver’s Northeast Operations to BreitBurn Energy Partners L.P. In 2006, audit-related services consisted of $32,300 for audits of Quicksilver’s 401(k) Plan and $216,000 for audits of certain entities owned by Quicksilver.

(3)	There were no fees billed for 2007 or 2006 by the Deloitte Entities for professional services rendered for tax compliance, tax advice and tax planning.

(4)	There were no fees billed for 2007 or 2006 by the Deloitte Entities for products and services other than those described above.
     Pre-Approval Policies and Procedures. In general, all engagements of Quicksilver’s independent registered public accountants, whether for auditing or non-auditing services, must be pre-approved by the Audit Committee. The Chair of the Audit Committee, Mr. Morris, is authorized to pre-approve any audit and non-audit services on behalf of the Audit Committee, provided that these decisions are presented to the full Audit Committee at its next regularly scheduled meeting. None of the services described above as Audit-Related Fees were exempt from the pre-approval requirements set forth in SEC rules and regulations.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related-Party Transaction Policy
     The Board has adopted a written related-party transaction policy pursuant to which it has delegated to the Audit Committee the responsibility for reviewing and, if appropriate, approving or ratifying related-party transactions. The policy covers transactions to which Quicksilver or any of its subsidiaries is a party and in which any director or executive officer of Quicksilver or any person that beneficially owns more than 5% of the common stock of Quicksilver (each a “related party”), or an immediate family member of such director, officer or owner, had, has or will have a direct or indirect interest, other than a transaction involving (i) compensation by Quicksilver of a related party or an immediate family member of a related party for services as a director or executive officer of Quicksilver, (ii) compensation by Quicksilver of an immediate family member of a related party for services other than as a director or executive officer of the Company where such compensation is $120,000 or less, (iii) less than $50,000, or (iv) an interest of a related party, any immediate family member of such related party or any related entity of such related party that arises solely from the ownership of Quicksilver equity securities and all holders of that class of Quicksilver equity securities receive the same benefit on a pro rata basis. The policy instructs directors and executive officers to bring any possible related-party transaction to the attention of Quicksilver’s General Counsel or Compliance Officer, who, unless he or she determines that the transaction is not a related-party transaction, will notify the Chairman of the Audit Committee.
     The Audit Committee reviews each related-party transaction of which it becomes aware and may approve or ratify a related-party transaction if the Audit Committee determines that the transaction is in the best interest of Quicksilver and its stockholders. In making this determination, the Audit Committee considers (i) whether the terms of the related-party transaction are more or less favorable to Quicksilver than those that could be expected to be obtained from an unrelated third party on an arm’s length basis; (ii) any provisions in Quicksilver’s financing arrangements relating to transactions with related parties or affiliates; and (iii) any other matters the Committee deems relevant and appropriate. The Audit Committee reports periodically to the Board on the nature of the related-party transactions that have been presented to the Audit Committee and the determinations that the Audit Committee has made with respect to those transactions. The Audit Committee has reviewed and approved or ratified each of the related-party transactions discussed below other than Ms. Self’s compensation as an officer of Quicksilver, which was reviewed and approved by the Compensation Committee.
Related-Party Transactions
     Quicksilver paid $2.1 million in 2007, and expects to pay $1.5 million in 2008, for rent on buildings owned by Pennsylvania Avenue, L.P. (a limited partnership owned by members of the Darden family and Mercury Exploration Company, a corporation owned by members of the Darden family) and WFMG, L.P. (a limited partnership owned 80% by Pennsylvania Avenue and 20% by unrelated parties). Rental rates are determined based on comparable rates charged by third parties. At December 31, 2007, Quicksilver had future lease obligations to Pennsylvania Avenue and WFMG of $3.0 million through 2010.
     Quicksilver received from Mercury Exploration $0.2 million in 2007 and expects to receive from Mercury Exploration $0.2 million in 2008 for sublease rentals, employee insurance coverage and administrative services.
     During 2007, Quicksilver paid an unrelated airplane management company $0.2 million for use of an airplane owned by Sevens Aviation, LLC, a limited liability company owned indirectly by members of the Darden family. Usage rates are determined based on comparable rates charged by third parties. Quicksilver expects to continue to use the plane in 2008, and to make some of the payments directly to Sevens Aviation, but is unable to predict the aggregate usage fees that it will pay.
     On June 23, 2006, Quicksilver received an assignment from KC7 Ranch Ltd. of an oil and gas lease dated October 25, 2005 from Si Bar, KC Ranch, Ltd. as lessor to KC7 Ranch Ltd. as lessee covering 2,773 acres in exchange for $0.2 million in cash. Under the terms of the assignment of the lease, KC7 is entitled to a 3.3% overriding royalty interest, pursuant to which KC7 will receive payments from Quicksilver based on any future production of oil or gas from the acreage subject to the lease. On July 7, 2006, KC7 Ranch Ltd. as lessor granted an oil and gas lease to Quicksilver covering 2,773 acres in exchange for a cash payment of $0.3 million. The lease has a three-year primary term and KC7 is entitled to receive a 20% royalty interest pursuant to which it will receive payments from Quicksilver based on any future production of oil or gas from the acreage subject to the lease.

Aggregate payments to KC7 Ranch Ltd. in 2007 were $0.2 million. Future payments, if any, pursuant to the royalty and overriding royalty interests cannot be estimated at this time. KC7 is a limited partnership in which Quicksilver Energy LP, an entity controlled by members of the Darden family, owns an 80% limited partner interest and maintains additional preferences in distributions of profit from KC7; the other 20% limited partner interest is owned or controlled by Jeff Cook, Quicksilver’s Executive Vice President — Operations, individually and as trustee for his three children. KC7’s general partner is owned equally by Glenn Darden, Thomas Darden, and Anne Darden Self. The purchase price to acquire the leases and the terms of the leases were determined based on comparable prices and terms paid and granted to third parties with respect to similar leases in the area. The approximate 80% net revenue interest that Quicksilver has in these leases after deducting the royalty and, as applicable, overriding royalty is commensurate with that which Quicksilver has with respect to other leases in the area.
     For her service during 2007 as Quicksilver’s Vice President — Human Resources, Anne Darden Self received total compensation (calculated in the same manner as total compensation in the Summary Compensation Table in this proxy statement) of $683,515. Ms. Self continues to serve as Vice President — Human Resources, and Quicksilver anticipates her total compensation for 2008 will not be less than that she received in 2007.
     For his service during 2007 as a landman for Quicksilver, Byron Dunn received total compensation (calculated in the same manner as total compensation in the Summary Compensation Table in this proxy statement) of $165,745. Mr. Dunn continues to be employed as a landman, and Quicksilver anticipates his total compensation for 2008 will not be less than that he received in 2007. Mr. Dunn is the son of Quicksilver’s director W. Byron Dunn. W. Byron Dunn has no material direct or indirect interest in his son’s compensation.

PROPOSAL 1.
ELECTION OF DIRECTORS
     The following nominees have been selected by the NCG Committee and approved by the Board for submission to the stockholders, each to serve a three-year term expiring at the annual meeting of Quicksilver’s stockholders in 2011:
•	Thomas F. Darden;

•	W. Byron Dunn; and

•	Mark J. Warner.
     The Board believes that each director nominee will be able to stand for election. If any nominee becomes unable to stand for election, proxies in favor of that nominee will be voted in favor of the remaining nominees and in favor of any substitute nominee named by the Board upon recommendation of the NCG Committee. If you do not wish your shares voted for one or more of the nominees, you may so indicate when you vote.
Your Board Recommends a Vote “FOR” the Above Nominees.

PROPOSAL 2.
APPROVAL OF QUICKSILVER’S
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES
     Summary Description. The Board has approved, subject to stockholder approval, and declared advisable an Amended and Restated Certificate of Incorporation of Quicksilver. The amendment to Quicksilver’s Certificate of Incorporation would increase the number of authorized shares of Quicksilver common stock from 200,000,000 shares to 400,000,000 shares and the number of shares of Series A Junior Participating Preferred Stock from 200,000 shares to 400,000. Quicksilver’s Certificate of Incorporation currently authorizes Quicksilver to issue an aggregate of 210,000,000 shares, consisting of 200,000,000 shares of Quicksilver common stock, par value $0.01 per share, and 10,000,000 shares of Quicksilver preferred stock, par value $0.01 per share. If approved by Quicksilver’s stockholders, the Amended and Restated Certificate of Incorporation would become effective when it is filed with the Delaware Secretary of State. This summary is qualified in its entirety by the full text of the Amended and Restated Certificate of Incorporation, which is included as Appendix B to this proxy statement and incorporated herein by reference.
     Purpose and Effects. The primary purpose of the amendment to Quicksilver’s Certificate of Incorporation is to provide Quicksilver with flexibility in utilizing the common shares for future corporate purposes as deemed necessary or advisable by the Board, which may include, but are not limited to:
•	future corporate transactions, such as stock splits effected as stock dividends;

•	equity financing transactions, such as public offerings of Quicksilver common stock or securities that are convertible into Quicksilver common stock;

•	acquisitions;

•	strategic investments;

•	incentive and employee benefit plans; and

•	other corporate purposes not yet identified.
Quicksilver believes that this flexibility would be advantageous to Quicksilver and its stockholders.

     Quicksilver has no present plans, understandings, agreements or arrangements for the issuance of any shares of its common stock, except (i) pursuant to its equity-based plans, including the Quicksilver Resources Inc. Amended and Restated 1999 Stock Option and Retention Stock Plan, the Quicksilver Resources Inc. Amended and Restated 2004 Director Equity Plan and the Quicksilver Resources Inc. Amended and Restated 2006 Equity Plan, (ii) Quicksilver’s Amended and Restated Rights Agreement, and (iii) upon the conversion of Quicksilver’s 1.875% Convertible Subordinated Debentures Due 2024. Quicksilver currently has sufficient authorized but unissued shares and treasury shares to cover the shares currently reserved for the issuances described in the preceding sentence.
     As of March 31, 2008, 158,238,365 shares of Quicksilver common stock were issued and outstanding and 2,652,981 shares of Quicksilver common stock were held in treasury. Assuming (i) all of the $150 million of Quicksilver’s 1.875% Convertible Subordinated Debentures Due 2024 were converted at the current conversion rates and (ii) all shares reserved under Quicksilver’s equity-based plans were issued, the number of shares of Quicksilver common stock outstanding would increase by approximately 23,538,906 shares to 181,777,271 shares.
     The additional 200,000,000 shares of Quicksilver common stock, if and when issued, would be a part of the existing class of Quicksilver common stock and would have the same rights and privileges as the shares of Quicksilver common stock presently issued and outstanding. The increase in authorized shares will not affect the overall balance of your stockholder equity. However, in the event additional shares of common stock are issued by Quicksilver, existing holders of shares of Quicksilver common stock would have no preemptive rights under the Amended and Restated Certificate of Incorporation or otherwise to purchase any of such shares. It is possible that shares of common stock may be issued at a time and under circumstances that may dilute the voting power of existing stockholders, decrease earnings per share and decrease the book value per share of shares presently held.
     In addition, the availability of authorized but unissued shares of common stock could, under certain circumstances, have an anti-takeover effect. Although the Board has no present intention of doing so, the issuance of new shares of common stock could be used to dilute certain rights of a person seeking to obtain control of Quicksilver should the Board consider the action of such person not to be in the best interest of the stockholders of Quicksilver. Quicksilver is not aware of any pending or proposed effort to obtain control of Quicksilver or to change Quicksilver’s management.
     The primary purpose of the increase in number of shares of Series A Junior Participating Preferred Stock is to maintain the proportion of the authorized number of shares of Series A Junior Participating Preferred Stock to the authorized number of shares of common stock.
     If the Amended and Restated Certificate of Incorporation is approved, it will become effective upon its filing with the Delaware Secretary of State, which will occur as soon as reasonably practicable after approval. No changes will be made in the respective rights and privileges pertaining to the outstanding shares of common stock upon the filing of the Amended and Restated Certificate of Incorporation.
Your Board Recommends a Vote “FOR” Proposal 2.

OTHER MATTERS
     The Board does not know of any other matters that are to be presented for action at the annual meeting. If, however, any other matters properly come before the annual meeting or any adjournment(s) or postponement(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.
STOCKHOLDER PROPOSALS
Stockholder Proposals for Annual Meeting in 2009
     Any stockholder who satisfies the SEC requirements and desires to submit a proposal to be considered for inclusion in Quicksilver’s proxy materials for the annual meeting of stockholders to be held in 2009 must submit the proposal to Quicksilver’s Secretary at 777 West Rosedale Street, Fort Worth, Texas 76104. The proposal must be received no later than December 19, 2008 for Quicksilver to consider it for inclusion.
Other Stockholder Business at Annual Meeting in 2009
     Stockholders who desire to present other business at the annual meeting of stockholders to be held in 2009, including a nomination of a candidate for election as director at such meeting, must notify Quicksilver’s Secretary of such intent in accordance with Quicksilver’s By-Laws by writing to Quicksilver’s Secretary at 777 West Rosedale Street, Fort Worth, Texas 76104. To be timely, such notice must be received no earlier than February 20, 2009 and no later than March 22, 2009. The advance notice must also meet the other requirements of Section 9 (in the case of business other than nominations) or Section 14 (in the case of nominations) of Quicksilver’s By-Laws. You may obtain a copy of Quicksilver’s By-Laws by writing to Quicksilver’s Secretary at the address above.
     The above Notice of Annual Meeting of Stockholders and this proxy statement are sent by order of the Board.
John C. Cirone
Senior Vice President, General Counsel and Secretary
April 18, 2008
Copies of Quicksilver’s annual report on Form 10-K for the year ended December 31, 2007 are available, without charge, to each stockholder upon written request to the Investor Relations Department at 777 West Rosedale Street, Fort Worth, Texas 76104.

Appendix A
QUICKSILVER RESOURCES INC.
CATEGORICAL INDEPENDENCE STANDARDS FOR DIRECTORS
Amended and Restated as of March 8, 2005
     Any director of Quicksilver Resources Inc. (together with its consolidated subsidiaries, the “Company”) who satisfies all of the following criteria shall be presumed to be an independent director of the Company:
(i) he or she is not, nor has been within the three years preceding the date of this determination, employed by the Company, and none of his or her immediate family members is, or has been within the three years preceding the date of this determination, an executive officer of the Company;
(ii) he or she has not received, and none of his or her immediate family members has received, during any twelve-month period within the three years preceding the date of this determination, more than $100,000 in direct compensation from the Company, excluding (a) director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), (b) compensation received by a director for former service as an Interim Chairman or CEO or other executive officer of the Company and, (c) compensation received by an immediate family member for services as an employee (other than an executive officer) of the Company;
(iii) he or she is not a current partner or employee, and none of his or her immediate family members is a current partner, of a firm that is the Company’s internal or external auditor;
(iv) he or she does not have an immediate family member who is a current employee of a firm that is the Company’s internal or external auditor and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice;
(v) he or she was not, and none of his or her immediate family members was, within the three years preceding the date of this determination (but is no longer) a partner or employee of a firm that is the Company’s internal or external auditor and personally worked on the Company’s audit within that time;
(vi) he or she is not nor has been, and none of his or her immediately family members is or has been, within the three years preceding the date of this determination, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; and
(vii) he or she is not a current employee, and none of his or her immediate family members is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the three fiscal years preceding the date of this determination, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.
     As used in these Categorical Independence Standards for Directors, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.
     As used in these Categorical Independence Standards for Directors, an “executive officer” includes the Company’s president, principal accounting officer (or, if there is no such accounting officer, the controller), any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), and any other officer or individual who performs policy-making functions for the Company.
     In making a determination regarding a director’s independence, the Board of Directors of the Company shall endeavor to consider all relevant facts and circumstances known to such Board, including any direct or indirect commercial, professional, charitable or familial relationships between the director or his or her immediate family members, on the one hand, and the Company or members of its executive management, on the other hand.
     In making a determination regarding a director’s independence, any interest or relationship of a director of a type described in Item 404 of Regulation S-K that is not required to be disclosed pursuant to Item 404 shall be presumed not to be inconsistent with the independence of such director, except to the extent otherwise expressly provided with respect to a particular interest or relationship in the NYSE listing standards.

A-1

Appendix B
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
QUICKSILVER RESOURCES INC.
     Quicksilver Resources Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies:
1.	The name of the Corporation is Quicksilver Resources Inc.

2.	The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware (the “Delaware SOS”) on December 18, 1997, and has since been amended or supplemented by the following certificates or other instruments filed by the Corporation with the Delaware SOS:
          (a) Certificate of Merger of Michigan Gas Partners, Limited Partnership with and into the Corporation filed on April 9, 1998;
          (b) Restated Certificate of Incorporation filed on December 21, 1998 (the “1998 Restated Certificate”);
          (c) Certificate of Merger of MSR Exploration Ltd. into the Corporation filed on March 4, 1999 (the “1999 Merger Certificate”);
          (d) Certificate of Designation, Preferences and Rights of Preferred Stock filed on December 20, 2000 (the “2000 Special Voting Stock Designation”);
          (e) Certificate of Amendment to the Restated Certificate of Incorporation filed on June 7, 2001 (the “2001 Amendment”);
          (f) Certificate of Designation of Series A Junior Participating Preferred Stock filed on March 14, 2003 (the “2003 Series A Preferred Designation”);
          (g) Certificate of Amendment to the Restated Certificate of Incorporation filed on May 18, 2004 (the “2004 Amendment”);
          (h) Statement of Increase in Number of Shares — Series A Junior Participating Preferred Stock filed on June 1, 2004 (the “2004 Series A Preferred Increase”);
          (i) Second Restated Certificate of Incorporation filed on August 25, 2004 (the “2004 Restated Certificate”);
          (j) Amended and Restated Certificate of Designation of Series A Junior Participating Preferred Stock filed on December 21, 2005 (the “2005 Amended Series A Preferred Designation”);
          (k) The Certificate of Elimination of Special Voting Stock filed on March 20, 2006 (the “Special Voting Stock Elimination”); and
          (l) The Amended and Restated Certificate of Incorporation filed on May 23, 2006 (the “2006 Restated Certificate,” which, together with the 1998 Restated Certificate, the 1999 Merger Certificate, the 2000 Special Voting Stock Designation, the 2001 Amendment, the 2003 Series A Preferred Designation, the 2004 Amendment, the 2004 Series A Preferred Increase, the 2004 Restated Certificate, the 2005 Amended Series A Preferred Designation and the Special Voting Stock Elimination, are collectively referred to hereinafter as the “Certificate of Incorporation”).
3.	This Amended and Restated Certificate of Incorporation (this “Restated Certificate of Incorporation”) amends Article Fourth of the Certificate of Incorporation to increase the number of authorized shares of common stock of the Corporation from 200,000,000 shares to 400,000,000 shares, amends the authorized number of shares of Series A Preferred Stock from 200,000 shares to 400,000 shares and restates and integrates the remaining provisions of the Certificate of Incorporation.
4.	The amendment to the Certificate of Incorporation was duly adopted pursuant to resolutions adopted by the Board of Directors of the Corporation and by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon in accordance with Section 242 of the DGCL and the restatement of the Certificate of Incorporation was duly adopted pursuant to resolutions adopted by the Board of Directors of the Corporation in accordance with Section 245 of the DGCL.

5.	The text of this Restated Certificate of Incorporation is set forth herein in its entirety as follows:

FIRST:	The name of the Corporation is Quicksilver Resources Inc.

SECOND:	The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD:	The nature of the business or purposes to be conducted or promoted is: to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH:	The aggregate number of shares of all classes of stock which the Corporation shall be authorized to issue is 410,000,000 divided into the following: 400,000,000 shares of Common Stock, par value of one cent ($0.01) per share (the “Common Stock”) and 10,000,000 shares of Preferred Stock, par value of one cent ($0.01) per share (the “Preferred Stock”).

The Board of Directors of the Corporation is expressly vested with authority to issue one or more series of Preferred Stock having such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as are permitted by law and as shall be stated and expressed in the resolution or resolutions providing for the issue of each such series of stock adopted by the Board of Directors.

Series A Junior Participating Preferred Stock
          Section 1. Designation, Par Value and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (hereinafter referred to as “Series A Preferred Stock”), the shares of such series shall be with par value of $0.01 per share, and the number of shares constituting such series shall be 400,000. Such number of shares of the Series A Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares issuable upon exercise or conversion of outstanding rights, options or other securities issued by the Corporation.
          Section 2. Dividends and Distributions.
          (a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of shares of any class or series of stock of the Corporation ranking junior to the Series A Preferred Stock in respect thereof, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first business day of January, April, July and October of each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (A) $1.00 or (B) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock, par value $0.01 per share, of the Corporation (the “Common Stock”) or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after the first issuance of a share or fractional share of Series A Preferred Stock (the “Initial Issuance Date”) (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then, in each such case, the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (B) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
          (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock); provided, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date (or, with respect to the first Quarterly Dividend Payment Date, the period between the first issuance of any share or fraction of a share of Series A Preferred Stock and such first Quarterly Dividend Payment Date), a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
          (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or before such Quarterly Dividend Payment Date, in which case dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.
          Section 3. Voting Rights. In addition to any other voting rights required by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:
          (a) Except as provided in paragraph (c) of this Section 3 and subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall, at any time after the Initial Issuance Date.
                 (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock,
                (ii) subdivide the outstanding Common Stock, or
               (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
          (b) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.
          (c) (i) If, on the date used to determine stockholders of record for any meeting of stockholders for the election of directors, a default in preference dividends (as defined in subparagraph (v) below) on the Series A Preferred Stock shall exist, the holders of the Series A Preferred Stock shall have the right, voting as a class as described in subparagraph (ii) below, to elect two directors (in addition to the directors elected by holders of Common Stock). Such right may be exercised (A) at any meeting of stockholders for the election of directors or (B) at a meeting of the holders of shares of Voting Preferred Stock (as hereinafter defined), called for the purpose in accordance with the By-laws of the Corporation, until all such cumulative dividends (referred to above) shall have been paid in full or until non-cumulative dividends have been paid regularly for at least one year.
          (ii) The right of the holders of Series A Preferred Stock to elect two directors, as described above, shall be exercised as a class concurrently with the rights of holders of any other series of Preferred Stock upon which voting rights to elect such directors have been conferred and are then exercisable. The Series A Preferred Stock and any additional series of Preferred Stock which the Corporation may issue and which may provide for the right to vote with the foregoing series of Preferred Stock are collectively referred to herein as “Voting Preferred Stock.”
          (iii) Each director elected by the holders of shares of Voting Preferred Stock shall be referred to herein as a “Preferred Director.” A Preferred Director so elected shall continue to serve as such director for a term of one year, except that upon any termination of the right of all of such holders to vote as a class for Preferred Directors, the term of office of the Preferred Directors shall terminate. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of a majority of the outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, present (in person or by proxy) and voting together as a single class (A) at a meeting of the stockholders, or (B) at a meeting of the holders of shares of such Voting Preferred Stock, called for the purpose in accordance with the By-laws of the Corporation, or (C) by written consent signed by the holders of a majority of the then outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, taken together as a single class.
          (iv) So long as a default in any preference dividends on the Series A Preferred Stock shall exist or the holders of any other series of Voting Preferred Stock shall be entitled to elect Preferred Directors, (A) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (B)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (B) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote or written consent of the holders of a majority of the outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, present (in person or by proxy) and voting together as a single class, at such time as the removal shall be effected. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever (x) no default in preference dividends on the Series A Preferred Stock shall exist and (y) the holders of other series of Voting Preferred Stock shall no longer be entitled to elect such Preferred Directors, then the number of directors constituting the Board of Directors of the Corporation shall be reduced by two.
          (v) For purposes hereof, a “default in preference dividends” on the Series A Preferred Stock shall be deemed to have occurred whenever the amount of cumulative and unpaid dividends on the Series A Preferred Stock shall be equivalent to six full quarterly dividends or more (whether or not consecutive), and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all cumulative dividends on all shares of the Series A Preferred Stock then outstanding shall have been paid through the last Quarterly Dividend Payment Date or until, but only until, non-cumulative dividends have been paid regularly for at least one year.
     (d) Except as set forth herein (or as otherwise required by applicable law), holders of Series A Preferred Stock shall have no general or special voting rights and their consent shall not be required for taking any corporate action.
     Section 4. Certain Restrictions.
     (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 above are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:
          (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;
          (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A

Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
          (iii) redeem or purchase or otherwise acquire for value any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock; provided, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or
          (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
     (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
     Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of Incorporation, in any other Certificate of Designations creating a series of Preferred Stock or as otherwise required or permitted by law.
     Section 6. Liquidation, Dissolution or Winding Up.
     (a) Subject to the prior and superior rights of holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to rights upon liquidation, dissolution or winding up (voluntary or otherwise), upon any liquidation, dissolution or winding up of the Corporation (voluntary or otherwise), no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Capital Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in paragraph (c) of this Section 6) (such number in clause (ii) being hereinafter referred to as the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Capital Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.
     (b) In the event, however that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of Series A Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Capital Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

     (c) In the event the Corporation shall at any time after the Initial Issuance Date (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
     Section 7. Consolidation, Merger, Combination, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Initial Issuance Date (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
     Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.
     Section 9. Ranking. The Series A Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.
     Section 10. Amendment. At any time that any shares of Series A Preferred Stock are outstanding, the Restated Certificate of Incorporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Preferred Stock, voting separately as a class.
     Section 11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, to receive dividends, to participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

FIFTH:	The Corporation is to have perpetual existence.

SIXTH:	In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

To make, alter or repeal the bylaws of the Corporation.

SEVENTH:	Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

EIGHTH:	The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

NINTH:	A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit. Neither the amendment nor repeal of this Article Ninth, nor the adoption of any provision of the Corporation’s Restated Certificate of Incorporation inconsistent with this Article Ninth, shall eliminate or reduce the effect of this Article Ninth in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Ninth, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

TENTH:	To the fullest extent permitted by applicable law, the Corporation shall indemnify any officer or director as set forth in the bylaws of the Corporation, pursuant to Section 145 of the DGCL.

ELEVENTH:	(a) The number of directors constituting the entire Board of Directors shall be not less than three nor more than nine as fixed from time to time by vote of a majority of the entire Board of Directors, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided, further, that the number of directors constituting the entire Board of Directors shall be seven until otherwise fixed by a majority of the entire Board of Directors.

(b) The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board of Directors permits, with the term of office of one class expiring each year. At the annual meeting of stockholders of the Corporation at which this Article Eleventh is approved, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. At each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

(c) Notwithstanding any other provisions of this Restated Certificate of Incorporation or the bylaws of the Corporation, any director or the entire Board of Directors of the Corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of two-thirds or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

TWELFTH:	No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to cause any such action to be taken by consent in writing, without a meeting, prior notice, and a vote, is specifically denied.

THIRTEENTH:	Notwithstanding any other provision of this Restated Certificate of Incorporation or the bylaws of the Corporation (and in addition to any other vote that may be required by law, this Restated Certificate of Incorporation or the bylaws), the affirmative vote of the holders of at least two-thirds of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter or repeal any provision of Articles Ninth, Tenth, Eleventh, Twelfth, or Thirteenth of this Restated Certificate of Incorporation.

     IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be executed by an authorized officer this                      day of                                         , 2008.

QUICKSILVER RESOURCES INC.

By:

Name:

Title:

PROXY QUICKSILVER RESOURCES INC. 777 WEST ROSEDALE STREET, FORT WORTH, TEXAS 76104 This proxy is solicited by the Board of Directors of Quicksilver Resources Inc. for the annual meeting of stockholders to be held on May 21, 2008. The undersigned hereby appoints Philip W. Cook and John C. Cirone and each of them as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to vote all shares of Quicksilver Resources Inc. common stock which the undersigned may be entitled to vote at the annual meeting of stockholders to be held at 9:00 a.m. Central Daylight Time on Wednesday, May 21, 2008 at the Fort Worth Petroleum Club, 777 Main Street, No. 3900, Fort Worth, Texas 76102, or at any adjournment or postponement thereof, upon the matters set forth on the reverse side and described in the accompanying proxy statement and upon such other business as may properly come before the annual meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted “For” the nominees listed herein and “For” proposal 2 and in accordance with the discretion of the person voting the proxy with respect to any other business properly brought before the annual meeting. Address Change/Comments (Mark the corresponding box on the reverse side) FOLD AND DETACH HERE

Please Mark Here for Address Change or Comments SEE REVERSE SIDE Please mark your votes as indicated in this example X FOR AGAINST ABSTAIN Proposal 1: ELECTION OF DIRECTORS Proposal 2: APPROVAL OF QUICKSILVER’S AMENDED AND RESTATED Nominees: FOR all nominees (except as WITHHOLD AUTHORITY CERTIFICATE OF INCORPORATION marked to the contrary) to vote for all nominees 01 Thomas F. Darden All shares will be voted as directed herein and, unless otherwise directed, 02 W. Byron Dunn will be voted “For” proposal 1 and “For” proposal 2 and in accordance with 03 Mark J. Warner the discretion of the person voting the proxy with respect to any other business properly brought before the annual meeting. You may revoke this proxy at any time prior to the time this proxy is voted. INSTRUCTION: to withhold authority to vote for any individual nominee, strike through the nominee’s name above. Please check the following box if you plan PLEASE VOTE BY INTERNET OR TELEPHONE OR SIGN, DATE to attend the annual meeting in person. AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED PRE-ADDRESSED, POSTAGE-PAID ENVELOPE. Signature Signature Date Please sign exactly as your name or names appear hereon. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. Joint owners should each sign. In the case of a corporation, partnership or other entity, the full name of the organization should be used and the signature should be that of a duly authorized officer or person. FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET TELEPHONE MAIL http://www.proxyvoting.com/kwk 1-866-540-5760 OR OR Use the Internet to vote your proxy. Use any touch-tone telephone to Mark, sign and date your proxy card Have your proxy card in hand when vote your proxy. Have your proxy and return it in the you access the web site. card in hand when you call. enclosed postage-paid envelope. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

INSTRUCTION CARD QUICKSILVER RESOURCES INC. 777 WEST ROSEDALE STREET, FORT WORTH, TEXAS 76104 CONFIDENTIAL VOTING INSTRUCTIONS TO THE TRUSTEE OF THE QUICKSILVER RESOURCES INC. 401(k) PLAN FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2008. The undersigned hereby instructs The Charles Schwab Trust Company, the trustee of the Quicksilver Resources Inc. 401(k) Plan, to vote in person or by proxy all shares of Quicksilver Resources Inc. common stock credited to my account which are entitled to vote under the 401(k) Plan at the annual meeting of stockholders to be held at 9:00 a.m. Central Daylight Time on Wednesday, May 21, 2008 at the Fort Worth Petroleum Club, 777 Main Street, No. 3900, Fort Worth, Texas 76102, or at any adjournment or postponement thereof, upon the matters set forth on the reverse side and described in the accompanying proxy statement and upon such other business as may properly come before the annual meeting. This instruction card, when properly executed, will be voted in the manner directed herein by the undersigned. If no instruction is given, this proxy will be voted “For” the nominees listed herein and “For” proposal 2 and in accordance with the discretion of the Administrative and Investment Committee under the 401(k) Plan with respect to any other business properly brought before the annual meeting. Address Change/Comments (Mark the corresponding box on the reverse side) FOLD AND DETACH HERE

Please Mark Here for Address Change or Comments SEE REVERSE SIDE Please mark your votes as indicated in this example X FOR AGAINST ABSTAIN Proposal 1: ELECTION OF DIRECTORS Proposal 2: APPROVAL OF QUICKSILVER’S AMENDED AND RESTATED FOR all nominees (except as WITHHOLD AUTHORITY Nominees: CERTIFICATE OF INCORPORATION marked to the contrary) to vote for all nominees 01 Thomas F. Darden 02 W. Byron Dunn All shares will be voted as instructed herein and, unless otherwise 03 Mark J. Warner instructed, will be voted “For” proposal 1 and “For” proposal 2 and in accordance with the discretion of the Administrative and Investment INSTRUCTION: to withhold authority to vote for any individual Committee with respect to any other business properly brought before the nominee, strike through the nominee’s name above. annual meeting. Please sign exactly as your name appears hereon. Please vote, sign, date and promptly return this instruction card in the enclosed pre-addressed, postage-paid envelope. Dated: ___, 2008 ___Signature FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Internet and telephone voting is available through 11:59 PM Eastern Time on Tuesday, May 13, 2008. Your Internet or telephone vote instructs The Charles Schwab Trust Company to vote your shares in the same manner as if you marked, signed and returned your instruction card. INTERNET TELEPHONE MAIL http://www.proxyvoting.com/kwk 1-866-540-5760 OR OR Use the Internet to vote. Have your Use any touch-tone telephone to Mark, sign and date your instruction instruction card in hand when you vote. Have your instruction card in card and return it in the enclosed access the web site. hand when you call. postage-paid envelope. If you vote by Internet or by telephone, you do NOT need to mail back your instruction card. To vote by mail, mark, sign and date your instruction card and return it in the enclosed postage-paid envelope.